                                                                    EXHIBIT 10.1



                           ASSET PURCHASE AGREEMENT

                                 BY AND AMONG

                            JDW ENTERPRISES, INC.,

                             DBA "VALLEY RENTALS"

                                 AS "SELLER,"

                          RENTAL SERVICE CORPORATION,

                               RSC CENTER, INC.

                                  AS "BUYER"

                                      AND

                          JERALD AND ELFRIEDE ADAMS,

                              DAN AND MARY EVANS,

                            WARREN AND LINDA YOUEL

                               DECEMBER 30, 1997

                               TABLE OF CONTENTS
                               -----------------

                                                                             Page
                                                                             ----
ARTICLE I

     DEFINITIONS.............................................................  1
     1.1   Defined Terms.....................................................  1
     1.2   Other Defined Terms...............................................  6

ARTICLE II

     PURCHASE AND SALE OF ASSETS.............................................  7
     2.1   Transfer of Assets................................................  7
     2.2   Assumption of Liabilities.........................................  7
     2.3   Excluded Liabilities..............................................  7
     2.4   Purchase Price....................................................  8
     2.5   Purchase Price Adjustments........................................ 10
     2.6   Prorations........................................................ 12
     2.7   Closing Costs; Transfer Taxes and Fees............................ 12
     2.8   Risk of Loss...................................................... 12

ARTICLE III

     CLOSING................................................................. 12
     3.1   Seller Conveyances at Closing..................................... 12
     3.2   Buyer Conveyances at Closing...................................... 13

ARTICLE IV

     REPRESENTATIONS AND WARRANTIES OF SELLER AND SELLING STOCKHOLDERS....... 13
     4.1   Organization of Seller............................................ 14
     4.2   Authorization..................................................... 14
     4.3   No Changes to the Assets.......................................... 14
     4.4   Assets............................................................ 15
     4.5   Facilities........................................................ 15
     4.6   Contracts and Commitments......................................... 16
     4.7   Permits and Consents.............................................. 17
     4.8   No Conflict or Violation.......................................... 17
     4.9   Financial Statements.............................................. 18
     4.10  Books and Records................................................. 18


     4.11  Litigation........................................................ 18
     4.12  Labor Matters..................................................... 18
     4.13  Compliance with Law............................................... 19
     4.14  No Brokers........................................................ 19
     4.15  No Other Agreements to Sell the Assets............................ 19
     4.16  Proprietary Rights................................................ 19
     4.17  Tax Matters....................................................... 20
     4.18  Accounts Receivable............................................... 21
     4.19  Inventory......................................................... 21
     4.20  Employees and Employee Benefits................................... 21
     4.21  Insurance......................................................... 22
     4.22  Compliance With Environmental Laws................................ 23
     4.23  Liabilities....................................................... 26
     4.24  Securities Law Matters............................................ 26
     4.25  Affiliate Transactions............................................ 27
     4.26  Disclosure........................................................ 27

ARTICLE V

     REPRESENTATIONS AND WARRANTIES OF BUYER AND RSC......................... 28
     5.1   Representations and Warranties of Buyer........................... 28
     5.2   Representations and Warranties of RSC............................. 29

ARTICLE VI

     COVENANTS OF SELLER AND BUYER........................................... 30
     6.1   Further Assurances................................................ 30
     6.2   Employee Matters.................................................. 31
     6.3   Environmental Assessments and Remediation......................... 31
     6.4   Use of Name and Telephone Numbers................................. 32
     6.5   Registration Rights............................................... 32

ARTICLE VII

     CONDITIONS TO SELLER'S OBLIGATIONS...................................... 33
     7.1   Representations, Warranties and Covenants......................... 33
     7.2   No Proceedings, Litigation or Laws................................ 33
     7.3   Ancillary Agreements.............................................. 34
     7.4   No Cessation of Trading........................................... 34
     7.5   Opinion Letter of Buyer's Attorneys............................... 34
     7.6   Buyer and RSC Corporate Documents................................. 34
     7.7   Due Diligence..................................................... 35


ARTICLE VIII

     CONDITIONS TO BUYER'S OBLIGATIONS....................................... 35
     8.1   Representations, Warranties and Covenants......................... 35
     8.2   Consents.......................................................... 35
     8.4   No Proceedings or Litigation...................................... 35
     8.5   Opinion of Counsel................................................ 35
     8.6   Certificates...................................................... 37
     8.7   New Leases........................................................ 37
     8.8   Employment and Non-Competition Agreements......................... 38
     8.9   Conveyancing Documents; Release of Encumbrances................... 38
     8.10  Material Changes.................................................. 38
     8.11  Corporate Documents............................................... 38
     8.12  Due Diligence Review.............................................. 38
     8.13  Permits........................................................... 38
     8.14  Completion of Environmental Remediation........................... 38
     8.15  Financing......................................................... 38
     8.16  Tax Clearance Certificate......................................... 38
     8.17  Audit............................................................. 39
     8.18  1997 Financial Statements......................................... 39

ARTICLE IX

     CONDUCT OF SELLER AND BUYER PENDING THE CLOSING......................... 39
     9.1   Seller Covenants.................................................. 39
     9.2   No Negotiations................................................... 41
     9.3   Public Announcements.............................................. 41
     9.4   Confidentiality................................................... 41

ARTICLE X

     ACTIONS BY SELLER AND BUYER AFTER THE CLOSING........................... 42
     10.1  Books and Records; Payment of Liabilities......................... 42
     10.2  Survival of Representations, Etc.................................. 43
     10.3  Indemnifications.................................................. 43
     10.4  Payment of Holdback Amount........................................ 47
     10.5  Taxes............................................................. 47
     10.6  Further Action.................................................... 47


ARTICLE XI

     MISCELLANEOUS........................................................... 48
     11.1  Termination....................................................... 48
     11.2  Assignment........................................................ 49
     11.3  Notices........................................................... 49
     11.4  Choice of Law..................................................... 50
     11.5  Entire Agreement; Amendments and Waivers.......................... 50
     11.6  Multiple Counterparts............................................. 50
     11.7  Expenses.......................................................... 50
     11.8  Invalidity........................................................ 50
     11.9  Titles............................................................ 51
     11.10 Cumulative Remedies............................................... 51
     11.11 Consent of Seller Stockholders.................................... 51
     11.12 Arbitration....................................................... 51

                                    EXHIBITS

Exhibit
-------

     A          Form of Bill of Sale
     B          Form of Assignment of Contract Rights
     C          Form of Assumption of Certain Liabilities
     D          Form of Employment and Noncompetition Agreement (Warren Youel)
     E          Form of Noncompetition Agreement (Dan Evans)
     F          Form of Noncompetition Agreement (Jerry Adams)
     G          Form of Escrow Agreement
     H          Form of New Leases


                                   SCHEDULES

Schedule 1.1.2  All Rental and Non-Rental Equipment
Schedule 1.1.20 Other Excluded Assets
Schedule 2.4    Allocation of Purchase Price
Schedule 4.1    Qualification
Schedule 4.2    Seller Stockholder Consents/Ownership
Schedule 4.3    Certain Exceptions
Schedule 4.5    Owned and Leased Facilities of Seller
Schedule 4.6.2  Assumed Contracts
Schedule 4.7    Permits and Consents
Schedule 4.9    Non-GAAP Items and Financial Statements
Schedule 4.11   Litigation
Schedule 4.15   Other Agreements to Sell Assets
Schedule 4.16   Proprietary Rights
Schedule 4.17   Audits, Investigations or Claims
Schedule 4.18   Accounts Receivable
Schedule 4.19   Inventory
Schedule 4.20.1 Employee Plans
Schedule 4.20.2 Employees
Schedule 4.21   Insurance Policies
Schedule 4.22   Environmental Issues
Schedule 4.25   Affiliate Transactions
Schedule 5.1.4  Buyer's Consents
Schedule 6.2    Retained Employees

                           ASSET PURCHASE AGREEMENT


          This Asset Purchase Agreement, dated as of December 30, 1997, is by and among Rental Service Corporation, a Delaware corporation ("RSC") for the limited purpose set forth herein, RSC Center, Inc., a Texas corporation and wholly owned subsidiary of RSC ("Buyer"), JDW Enterprises, Inc., an Arizona corporation, dba Valley Rentals ("Seller"), and Jerald and Elfriede Adams, Dan and Mary Evans and Warren and Linda Youel (each a "Seller Stockholder," collectively, the "Seller Stockholders").

                                    RECITALS

          A. Seller owns certain assets which it uses in its conduct of the Business (as defined below).

          B. Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, such assets upon the terms and subject to the conditions of this Agreement.


                                   AGREEMENT

          NOW THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     1.1  Defined Terms.  As used herein, the terms below shall have the
          -------------
following meanings. Any of such terms, unless the context otherwise requires, may be used in the singular or plural, depending upon the reference.

          "Affiliate" shall have the meaning set forth in the Securities
           ---------
Exchange Act of 1934, as amended, and the rules and regulations thereunder.

          "Ancillary Agreements" shall mean the Employment and Noncompetition
           --------------------
Agreement of Warren Youel, and Noncompetition Agreement of each of Dan Evans and Jerry Adams attached hereto as Exhibits D, E, and F, respectively, the Escrow Agreement in the Form of Exhibit G, and leases for the Facilities in the Form of Exhibit H (or subleases therefor), each attached hereto.

          "Assets" shall mean all of the right, title and interest of Seller in
           ------
and to the business, properties, assets and rights of any kind, whether tangible or intangible, and constituting, or used or useful in connection with, or related to, the Business, including without limitation all of Seller's right, title and interest in the following (but not including, in any case, the Excluded Assets):

          1.1.1  all rights of Seller under the Assumed Contracts listed on
Schedule 4.6.2;

          1.1.2 all rental and non-rental Equipment related to the Business as listed on Schedule 1.1.2 and/or on the Balance Sheet dated October 31, 1997;

          1.1.3  all Inventory related to the Business;

          1.1.4  all Books and Records related to the Business;

          1.1.5  all Proprietary Rights related to the Business;

          1.1.6 to the extent transferable, all Permits related to the Business;

          1.1.7 all computers and, to the extent transferable, software used in the Business;

          1.1.8 all available sales literature, promotional literature, customer, supplier and distributor lists, display units, telephone and facsimile numbers and purchasing records related to the Business;

          1.1.9 all rights under or pursuant to all warranties, representations and guarantees made by suppliers and dealers, and sellers of businesses or properties, in connection with the Assets or services furnished to Seller pertaining to the Business or affecting the Assets, to the extent such warranties, representations and guarantees (i) are not required by Seller to fulfill its obligations under this Agreement and (ii) are assignable;

          1.1.10 except as may relate to Excluded Assets, all claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind, against any person or entity, including without limitation any liens, security interests, pledges or other rights to payment or to enforce payment in connection with products delivered by Seller on or prior to the Closing Date;

          1.1.11 all accounts receivable as adjusted at the Closing and listed on Schedule 4.18; and

          "Balance Sheet" shall mean the balance sheet of Seller at the date
           -------------
indicated thereon, together with the notes thereon.

          "Books and Records" shall mean (a) all records and lists of Seller
           -----------------
pertaining to the Assets, (b) all records and lists pertaining to the Business, customers, suppliers or personnel of

Seller, (c) all product, business and marketing plans of Seller and (d) all books, ledgers, trial balances, files, reports, plans, drawings and operating records of every kind maintained by Seller, but excluding the originals of Seller's minute books, stock books, tax returns and accounting ledgers (provided that Buyer will be provided copies of tax returns and accounting records if it so requests).

          "Business" shall mean Seller's equipment rental and sales business,
           --------
operating under the "Valley Rentals" name or any variation thereof.

          "Cash Equivalents" shall mean (i) marketable direct obligations issued
           ----------------
by the United States Government or any state or any political subdivision thereof maturing within one year from the date of acquisition thereof; (ii) commercial paper maturing no more than 270 days from the date of creation thereof; (iii) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof; and (iv) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (iii) above.

          "Closing" or "Closing Date" shall mean February 2, 1998 or such other
           -------      ------------
date as Buyer and Seller shall mutually agree upon.

          "Code" shall mean the Internal Revenue Code of 1986, as amended, and
           ----
the rules and regulations thereunder.

          "Contract" shall mean any agreement, contract, note, loan, evidence of
           --------
indebtedness, purchase, order, letter of credit, franchise agreement, undertaking, covenant not to compete, employment agreement, license, instrument, obligation or commitment to which Seller is a party or is bound and which relates to the Business or the Assets, whether oral or written.

          "Damages" shall mean any and all claims, damages, costs, losses
           -------
(including without limitation diminution in value), Taxes, liabilities, judgments, penalties, fines, obligations, lawsuits, deficiencies, demands and expenses (whether or not arising out of third-party claims), including without limitation interest, penalties, costs of mitigation, losses in connection with any Environmental Law (including without limitation any clean-up or remedial action), lost profits and other losses resulting from any shutdown or curtailment of operations, damages to the environment, attorneys' fees, experts' fees and all amounts paid in investigation, defense or settlement of any of the foregoing.

          "Encumbrance" shall mean any claim, lien, pledge, option, charge,
           -----------
easement, security interest, deed of trust, mortgage, right-of-way, encroachment, building or use restriction, conditional sales agreement, encumbrance or other right of third parties, whether voluntarily incurred or arising by operation of law, and includes, without limitation, any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof.

          "Equipment" shall mean all of the furniture, fixtures, furnishings,
           ---------
rental fleet, machinery, automobiles, trucks, spare parts, tools, supplies, equipment, telephones, office equipment, signs and other tangible personal property owned by Seller and used in connection with the Business, including without limitation all items listed on the schedules developed under Section 2.5.1 (but not including any Excluded Assets listed thereon).

          "Excluded Assets," notwithstanding any other provision of this
           ---------------
Agreement, shall mean the following assets of Seller which are not to be acquired by Buyer hereunder:

          1.1.12  all cash and Cash Equivalents held by Seller;

          1.1.13 prepayments or prepaid expenses (including all prepaid insurance premiums and prepaid taxes of Seller;

          1.1.14  all Permits, to the extent not transferable;

          1.1.15  the Owned Facilities;

          1.1.16 all claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind against any person or entity arising out of or relating to the Assets to the extent related to the Excluded Liabilities;

          1.1.17  the cash surrender value of all life insurance policies; and

          1.1.18  certain other assets listed on Schedule 1.1.18

          "Facilities" shall mean the rental yards, stores, offices, maintenance
           ----------
and storage facilities, shops, warehouses, improvements, other structures, and all real property and related facilities which are used (or will be used) in the conduct of the Business, including the facilities which are located at: 215 East Baseline Road, Gilbert, Arizona 85299; 2224 N.W. Grand Avenue, Phoenix, Arizona 85009; 1770 W. Prince Road, Tucson, Arizona 85705; 3451 E. Deuce of Clubs, Show Low, Arizona 85901; 2332 W. Highway 69, Gallup, New Mexico 87301; 1512 W. Murray, Farmington, New Mexico 87401; 3596 U.S. Highway 60, Miami, Arizona 85539; 1080 E. Highway 70, Safford, Arizona 85546; 648 E. Frye Boulevard, Sierra Vista, Arizona 85835; and 21445 N. 27th Avenue, Phoenix, Arizona 85027.

          "Financial Statements" shall mean the Year-End Financial Statements
           --------------------
and the Interim Financial Statements.

          "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act
           -------
of 1976, as amended.

          "Interim Balance Sheet" shall mean the Balance Sheet dated the Interim
           ---------------------
Balance Sheet Date.

          "Interim Balance Sheet Date" shall mean October 31, 1997.
           --------------------------

          "Interim Financial Statements" shall mean the Interim Balance Sheet
           ----------------------------
and the income statement for the ten (10) months ended on the Interim Balance Sheet Date.

          "Inventory" shall mean all of Seller's inventory held for resale,
           ---------
serialized and nonserialized, and all of Seller's new and/or usable repair or replacement parts, supplies, new and usable bulk items and packaging items and similar items with respect to the Business, in each case wherever the same may be located.

          "Leased Facilities" shall mean all real property leased by Seller or
           -----------------
by an Affiliate thereof Seller including 2332 West Highway 69, Gallup, New Mexico; 648 East Frye Boulevard, Sierra Vista, Arizona 85835; 3451 East Deuce of Clubs, Show Low, Arizona 85901, and 1512 West Murray, Farmington, New Mexico 87401, 3596 U.S. Highway 60, Miami, Arizona 85534; 1080 East Highway 70, Safford, Arizona 85546, which is used in the conduct of the Business, including without limitation all rights, easements and privileges appertaining or relating thereto, all buildings, fixtures, and improvements located thereon and all Facilities thereon, if any.

          "Material Adverse Effect" or "Material Adverse Change" shall mean with
           -----------------------      -----------------------
respect to the Business or the Assets any significant and substantial adverse effect or change in the condition (financial or other), business, results of operations, prospects, assets, liabilities, customer, supplier or employee relations or operations of the Business and/or the Assets or on the ability of Seller to consummate the transactions contemplated hereby, or any event or condition which would, with the passage of time, constitute a "Material Adverse Effect" or "Material Adverse Change."

          "Owned Facilities" shall mean all real property owned in fee by Seller
           ----------------
or an Affiliate of Seller, including 215 East Baseline Road, Gilbert, Arizona 85299, 2224 N.W. Grand Avenue, Phoenix, Arizona 85009, 1770 West Prince Road, Tucson, Arizona and 21445 North 27th Avenue, Phoenix, Arizona 85027, which is used in the conduct of the Business, including without limitation all rights, easements and privileges appertaining or relating thereto, all buildings, fixtures, and improvements located thereon and all Facilities thereon, if any.

          "Permits" shall mean all licenses, permits, franchises, approvals,
           -------
authorizations, consents or orders of, or filings with, any governmental authority, whether foreign, federal, state or local, or any other person, necessary or desirable for the past, present or anticipated conduct of, or relating to the operation of, the Business.

          "Representative" shall mean any officer, director, principal,
           --------------
attorney, agent, employee or other representative.

          "Seller Stockholders" shall mean Jerald and Elfriede Adams, Dan and
           -------------------
Mary Evans and Warren and Linda Youel, who own all of the issued and outstanding capital stock of Seller.

          "Tax" shall mean any federal, state, local, foreign or other tax,
           ---
levy, impost, fee, assessment or other government charge, including without limitation income, estimated income, business, occupation, franchise, property, payroll, personal property, sales, transfer, use, employment, commercial rent, occupancy, franchise or withholding taxes, and any premium, including without limitation interest, penalties and additions in connection therewith.

          "Year-End Financial Statements" shall mean the Balance Sheets and
           -----------------------------
income statements dated as the Seller's fiscal years ended December 31, 1996, 1995, and 1994.

      1.2 Other Defined Terms.  The following terms shall have the meanings
          -------------------
defined for such terms in the Sections set forth below:

            Term                                      Section
            ----                                      -------
            Action                                    4.11
            Agreed Value                              2.5.1
            Assumed Contracts                         4.6.2
            Assumed Liabilities                       2.2
            Cash Purchase Price                       2.4.1
            CERCLA                                    4.22.1.1
            Claim                                     10.3.4
            Claim Notice                              10.3.4
            Consultant                                6.3.1
            Employee Plans                            4.20.1
            Environmental Conditions                  4.22.7
            Environmental Laws                        4.22.1.1
            Environmental Assessments                 6.3.1
            Excluded Liabilities                      2.3
            Governmental Consents                     5.2.4
            Hazardous Substance                       4.22.1.2
            Holdback Amount                           2.4.2
            Indemnifiable Events                      10.3.1
            Inventory Value                           2.5.2
            New Leases                                8.7
            Post-Closing Environmental Liability      10.3.1
            Proprietary Rights                        4.16.1
            Purchase Price                            2.4.1
            RCRA                                      4.22.1.1
            RSC Common Stock                          2.4.1
            RSC Material Adverse Effect               5.2.3
            Release                                   4.22.1.3
            Rental Ready                              2.5.1
            Required Remediation                      6.3.2


            Retained Employees                        6.2
            SEC                                       5.2.6
            SEC Documents                             5.2.6


                                  ARTICLE II

                          PURCHASE AND SALE OF ASSETS
                          ---------------------------

      2.1 Transfer of Assets.  Upon the terms and subject to the conditions
          ------------------
contained herein, at the Closing, Seller will sell, convey, transfer, assign and deliver to Buyer, and Buyer will acquire from Seller, the Assets.

      2.2 Assumption of Liabilities.  Upon the terms and subject to the
          -------------------------
conditions contained herein, at the Closing, Buyer shall assume all obligations and liabilities accruing, arising out of, or relating to events or occurrences happening after the Closing Date under the Assumed Contracts listed on Schedule
4.6.2 (but not including any obligation or liability for any breach of any Contract occurring on or prior to the Closing Date), provided, however, Buyer shall assume the sales tax liability due on accounts receivable collected after the Closing in Arizona and New Mexico (the "Assumed Liabilities").

      2.3 Excluded Liabilities.  Notwithstanding any other provision of this
          --------------------
Agreement, except for the Assumed Liabilities expressly specified in Section 2.2, Buyer shall not assume, or otherwise be responsible for, any of Seller's liabilities or obligations, whether actual or contingent, matured or unmatured, liquidated or unliquidated, known or unknown, or related or unrelated to the Business or the Assets, whether such liabilities or obligations arise out of occurrences prior to, at or after the date hereof (collectively, "Excluded Liabilities"), which Excluded Liabilities include, without limitation:

          2.3.1 Any liability or obligation to or in respect of any employees or former employees of Seller, including without limitation (i) any employment agreement, whether or not written, between Seller and any person, (ii) any liability under any Employee Plan at any time maintained, contributed to or required to be contributed to by or with respect to Seller or under which Seller may incur liability, or any contributions, benefits or liabilities therefor, or any liability with respect to Seller's withdrawal or partial withdrawal from or termination of any Employee Plan, or (iii) any claim of an unfair labor practice, or any claim under any state unemployment compensation or worker's compensation law or regulation or under any federal or state employment discrimination law or regulation, which shall have been asserted on or prior to the Closing Date or is based on acts or omissions which occurred on or prior to the Closing Date;

          2.3.2 Any liability or obligation of Seller in respect of any Tax (but excluding the sales tax due on accounts receivable collected after Closing in Arizona and New Mexico).

          2.3.3  Any liability arising from service and dealer work performed;

          2.3.4 Any liability arising from any injury to or death of any person or damage to or destruction of any property, whether based on negligence, breach of warranty, strict liability, enterprise liability or any other legal or equitable theory arising from defects in products sold or services performed by or on behalf of Seller or any other person or entity on or prior to the Closing Date, or arising from any other cause, including without limitation any liabilities arising (on a date of occurrence basis or otherwise) on or prior to the Closing Date relating to the use or misuse of Equipment or to traffic accidents;

          2.3.5 Any liability or obligation of Seller arising out of or related to any Action against Seller or any Action which adversely affects the Assets and which shall have been asserted on or prior to the Closing Date or to the extent the basis of which shall have arisen on or prior to the Closing Date;

          2.3.6 Any liability or obligation of Seller resulting from entering into, performing its obligations pursuant to or consummating the transactions contemplated by, this Agreement (including without limitation any liability or obligation of Seller pursuant to Article IX hereof);

          2.3.7 Any liability or obligation related to the Facilities, except for those expressly set forth in the New Leases of the Owned Facilities; and

          2.3.8 Any liability or obligation arising out of CERCLA, any equivalent state statute, or any other Environmental Law.

      2.4 Purchase Price.
          --------------

          2.4.1  Purchase Price.  At the Closing, upon the terms and subject to
                 --------------
the conditions set forth herein, Buyer shall pay to Seller in consideration for the Assets, the aggregate amount of One Hundred and Four Million Dollars ($104,000,000) (the "Purchase Price"), of which Ninety Three Million Six Hundred Thousand Dollars ($93,600,000) (the "Cash Purchase Price") shall be paid to Sellers or to Seller's secured lenders, as appropriate, by wire transfer of immediately available funds to accounts designated by Seller and Ten Million Four Hundred Thousand Dollars ($10,400,000) shall be paid by delivery to Seller of 435,602 shares of RSC common stock, par value, $.01 per share ("RSC Common Stock"), calculated based on the closing price of $23-7/8 per share on October 28, 1997, subject, however, to adjustment as set forth in Section 2.5 and less
          -------  -------
the Holdback Amount as described below. The Purchase Price shall be allocated among the Assets in the manner required by Section 1060 of the Code and regulations thereunder. Schedule 2.4 attached hereto sets forth the amount of the Purchase Price allocable to the various Assets; provided that such allocation shall be subject to necessary adjustments, to be completed and reflected in such allocation within 30 days following the Closing Date, on account of the final Inventory and Equipment valuations under Sections 2.5.1 and
2.5.2. Buyer and Seller agree to each prepare and file on a timely basis with the Internal Revenue Service substantially identical initial and supplemental

Internal Revenue Service Forms 8594 "Asset Acquisition Statements Under Section 1060" consistent with Schedule 2.4 and which give effect to any adjustment to the Purchase Price determined in accordance with Section 2.5 hereof.

          2.4.2  Holdback.  The "Holdback Amount" shall be an amount equal to
                 --------
$6,800,000 which Buyer, at the Closing, shall retain pending the determination of the amount of the Equipment adjustment, Inventory adjustment and Account Receivable adjustment pursuant to Sections 2.5.1, 2.5.2 and 2.5.3, respectively, and Seller's indemnification obligations, if any, as set forth in Section 10.3, and pending the completion of any environmental remediation required under
Section 6.3 hereof which is not resolved by the Closing Date. Of such Holdback Amount, (i) $500,000 will be allocated to the resolution of the Equipment adjustment pursuant to Section 2.5.1, (ii) $250,000 will be allocated to the resolution of the Inventory adjustment pursuant to Section 2.5.2, (iii) $1,000,000 will be allocated to the resolution of the Accounts Receivable adjustment pursuant to Section 2.5.3, (iv) $50,000 will be allocated to the resolution of the Environmental obligations pursuant to Section 6.3, and (v) $5,000,000 will be allocated to any other obligations under this Agreement "General Holdback." The General Holdback shall be deposited in escrow pursuant to the terms and conditions of the Escrow Agreement identified in Section 2.4.3 below. One year from the Closing Date, there shall be released from the General Holdback $3,000,000; two years from the Closing Date $1,000,000 shall be released from the General Holdback, and three years from the Closing Date, the remaining amount held in escrow shall be released, provided, however, on each anniversary date the Escrow Agent shall deduct from the amount to be released amounts sufficient to cover all outstanding claims as set forth in any Claim Notice. Notwithstanding anything in the foregoing to the contrary, if any portion of the Holdback Amount specified in this Section 2.4.2 proves to be insufficient for resolution of the matter subject to adjustment therein, Buyer may in its sole discretion elect to transfer a portion of the Holdback Amount allocated to another matter to resolve such deficiency. Promptly upon the resolution of each of the foregoing adjustments or indemnification or remediation obligations in accordance with the time periods provided herein for its resolution, Buyer will instruct the Escrow Agent or Buyer's accountants payable department to remit to Seller that portion of the Holdback Amount allocated to the resolution of such item, net of any amount which Buyer is entitled to retain under the provisions of Sections 2.5 and 10.3 hereof. In the event of any disagreement between Buyer and Seller regarding the dollar amount of any such adjustment or indemnification or remediation obligation, Buyer shall nevertheless be obligated to instruct the Escrow Agent to remit to Seller any portion of the Holdback Amount which is allocable to such item and is not in dispute. Promptly upon resolution of any such disagreement in accordance with the terms hereof, Buyer shall instruct the Escrow Agent to remit to Seller any remaining portion of the Holdback Amount to which Seller is entitled. Buyer shall not be limited to retention of the Holdback Amount (or allocable portion thereof) as a sole remedy in the event that any purchase price adjustment or indemnification or remediation obligation exceeds the Holdback Amount (or allocable portion thereof), although its rights to additional recovery shall be subject to the limitations set forth in Section 10.3 hereto. Except for the General Holdback, all Holdback Amounts which are remitted to Seller 151 days or later after the Closing, including those amounts in dispute which are eventually paid to Seller, shall include interest on such unremitted amounts from the Closing Date calculated at the one-year certificate of deposit rate offered at the Closing Date by RSC's lead lender.

          2.4.3  Escrow Agreement.  Buyer and Seller shall enter into the Escrow
                 ----------------
Agreement, in substantially the form attached hereto as Exhibit G.

      2.5 Purchase Price Adjustments.
          --------------------------

          2.5.1  Equipment Adjustment.
                 --------------------

          (a) The gross rental equipment plus operating leases as set forth on the Balance Sheet of the Seller dated October 31, 1997, and delivered hereunder shall be Fifty Seven Million Nine Hundred Thousand Dollars ($57,900,000). To the extent the sum of these entries is not Fifty Seven Million Nine Hundred Thousand Dollars ($57,900,000), there shall be a dollar-for-dollar adjustment, upward or downward, to the Purchase Price.

          (b) On or prior to the 10th business day following the Closing Date, personnel of Buyer and Seller jointly shall complete a physical inventory of rental equipment and trucks and trailers, including by visiting renters' locations as necessary to inspect such equipment, using Seller's equipment file as a basis for the inventory, which shall separately list operating leases. Based upon such inventory, Buyer in consultation with Seller will develop a schedule of overages and shortages. Such list will be compared to Seller's fixed asset depreciation ledger. Within thirty (30) calendar days after the Closing, the Purchase Price shall be adjusted, upward or downward, to the extent the aggregate of overages and shortages that are also on the depreciation ledger exceeds $50,000 in fair market value. The reduction in Purchase Price pursuant to the preceding sentence shall be based upon the fair market value of the missing or unavailable equipment as mutually agreed upon between Buyer and Seller.

          (c) In the event of a Purchase Price reduction under the foregoing provisions, Buyer shall be entitled to retain a portion of the Holdback Amount equal to such reduction as specified in, and/or to pursue the other remedies set forth in, Section 2.4.2. Any disputes as to the physical count or Rental Readiness of any item of equipment will, if possible, be resolved while the physical inventory of such equipment is being taken by Buyer and Seller. Any disputes regarding the foregoing not resolved by the 30th business day following the Closing Date will be separately listed and settled as soon as expeditiously practicable thereafter by the parties or by another independent third party mutually acceptable to both parties, and in any event will be resolved and paid out as appropriate no later than the 45th day following the Closing.

          (d) Within thirty (30) calendar days after the Closing, the Purchase Price shall be reduced by the aggregate cost in excess of $5,000 necessary to render items of rental equipment and trucks and trailers transferred hereunder Rental Ready. For purposes of this Agreement, an item of equipment is "Rental Ready" only if all required maintenance has been performed and it does not require any repairs in excess of $100 per item for items with a cost of less than $5,000 or $200 per item for items with a cost greater than or equal to $5,000.

          (e) In addition to the foregoing, the Purchase Price shall be increased at the Closing, on a dollar-for-dollar basis, by the cost to Seller of any item of rental equipment, trucks or trailers with a purchase price over $400 which was acquired by Seller subsequent to October 31, 1997, which shall be listed in a schedule to be delivered at least two days prior to the Closing and which is approved by Buyer in advance of the Closing, net of the proceeds obtained from the sale of any item of rental equipment during the same period.

          2.5.2  Inventory Adjustment. The Cash Purchase Price shall be
                 --------------------
increased or decreased thirty (30) calendar days after Closing, on a dollar-for-dollar basis pursuant to the procedures set forth below, by the amount, if any, by which the Inventory Value as of the Closing Date is greater or less than the net book value stated on the Interim Balance Sheet. In the event of a Purchase Price reduction as contemplated hereby, Buyer shall be entitled to retain a portion of the Holdback Amount equal to such reduction as specified in, or to have the other remedies set forth in, Section 2.4.2. "Inventory Value" shall mean the lower of (x) vendor cost as last received and (y) market value, in each case of all Inventory (excluding any unusable or obsolete merchandise, parts or supplies such as parts relating to discontinued lines or excess resale merchandise), as determined in accordance with generally accepted accounting principles. Inventory Value as of the Closing Date shall be determined pursuant to a physical inventory to be taken on or promptly following the Closing Date, and shall be finalized within 15 business days following the Closing Date (except to the extent that particular matters are referred to a third party for resolution as described below). In connection with such physical inventory, all items of Inventory will be counted as to quantity, and assessed as to salability, by personnel of Seller and Buyer using the same procedures normally used by Buyer to take inventories of the type of Inventory being counted. Any disputes as to the physical count, condition, salability or obsolescence of any item of Inventory will, if possible, be resolved while such physical inventory is being taken. Any disputes regarding the foregoing not resolved by the 15th business day following the Closing Date will be separately listed and settled as soon as expeditiously practicable thereafter by the parties or by another independent third party mutually acceptable to both parties, and in any event will be resolved and paid out as appropriate no later than the 30th calendar day following the Closing.

          2.5.3  Accounts Receivable Adjustment. The Cash Purchase Price shall
                 ------------------------------
be adjusted at the Closing, on a dollar-for-dollar basis, by the amount, if any, by which the accounts receivable as of the Closing Date have a value that is either more or less than the net amount stated on the Interim Balance Sheet. The Interim Balance Sheet and the Closing Balance Sheet shall be reduced by a mutually agreed amount upon determining the uncollectible accounts receivable. Any accounts receivable not collected within one hundred twenty (120) calendar days after the Closing will be returned to the Seller and deducted from the Holdback Amount, and the balance of the Holdback Amount relating to the resolution of this Section 2.5.3, if any, shall be paid to Seller not later than one hundred fifty (150) calendar days after the Closing Date.

          2.5.4  Adjustment for Encumbrances Assumed.  The Cash Purchase Price
                 -----------------------------------
shall be reduced at the Closing, on a dollar for dollar basis, by the amount, if any, of Encumbrances on the Assets which Buyer, in its sole discretion, specifically assumes in writing.

          2.5.5  Finality of Third Party Determination. The determination of any
                 -------------------------------------
third party engaged pursuant to the foregoing provisions of this Section 2.5 shall be final and binding on the parties. The engagement of such third party will be subject to the provisions of Section 11.12, provided that the parties may retain an independent accounting firm rather than professional arbitrators to settle a dispute, and may otherwise depart from the procedures specified in
Section 11.12, if they both so agree. No failure to resolve any matters described in this Section 2.5 shall prevent the Closing or payment of the Purchase Price for the Assets.

      2.6 Prorations.  On the Closing Date, or as promptly as practicable
          ----------
following the Closing Date, but in no event later than sixty (60) calendar days thereafter, the Facilities' rent, personal property taxes, water, gas, electricity and other utilities, local business or other license fees or taxes, including prepaid vehicle registrations, merchants' association dues and other similar periodic charges payable with respect to the Assets or the Business shall be prorated between Buyer and Seller effective as of the Closing Date. To the extent practicable, utility meter readings for the Facilities shall be determined as of the Closing Date.

          2.6.1  Personal Property Taxes. Seller has filed all necessary
                 -----------------------
personal property tax returns and paid all personal property taxes due for 1997. Seller will be responsible for filing the returns related to and paying its prorated portion of 1998 personal property taxes on or prior to the date on which such returns and taxes become due and Buyer shall pay the balance of any taxes due.

      2.7 Closing Costs; Transfer Taxes and Fees.  Seller shall be responsible
          --------------------------------------
for paying (i) any documentary and transfer taxes and any sales, use or other taxes imposed by reason of the transfers of Assets provided hereunder and any deficiency, interest or penalty asserted with respect thereto, (ii) one half of all costs and fees associated with the transfer of any motor vehicles listed on
Schedule 1.1.2, including all sales and transfer taxes (Buyer shall pay the other one half of such costs and fees), (iii) all costs of obtaining the transfer of existing Permits which may be lawfully transferred, (iv) all fees and costs of recording or filing all applicable conveyancing instruments described in Section 3.1, and (v) all fees and costs of recording or filing all UCC termination statements and other releases of Encumbrances.

      2.8 Risk of Loss.  All risk of loss with respect to this Assets and the
          ------------
Business of Seller on or before the Closing Date shall remain the sole risk of Seller.

                                  ARTICLE III

                                    CLOSING
                                    -------

      3.1 Seller Conveyances at Closing.  To effect the sale and transfer
          -----------------------------
referred to in Section 2.1 hereof, Seller hereby executes and delivers to Buyer, or files with such governmental authorities as may be appropriate:

          3.1.1 one or more bills of sale, each in the form of Exhibit A attached hereto, conveying in the aggregate of all of Seller's owned personal property included in the Assets, free and clear of all Encumbrances, except as otherwise provided in Section 4.4;

          3.1.2 subject to Section 8.8, Assignments of Contract Rights, each in the form of Exhibit B attached hereto, with respect to the Assumed Contracts, including any capital and operating leases assumed by Buyer;

          3.1.3 assignments of Proprietary Rights, in recordable form to the extent necessary to assign such rights, each in a form acceptable to Buyer;

          3.1.4 assignment of the telephone and facsimile numbers currently used in the Business, including the execution of all documents required by the applicable telephone company to effect such an assignment;

          3.1.5 subject to Section 8.9, all Permits and any other third party consents required for the valid transfer of the Assets as contemplated by this Agreement;

          3.1.6 the certificates, opinions of counsel and other documents described in Article VIII;

          3.1.7 all documents necessary to release the Assets from all Encumbrances; and

          3.1.8 such other instruments as shall be requested by Buyer to vest in Buyer title in and to the Assets in accordance with the provisions hereof, including estoppel certificates and subordination agreements, all of which instruments including those specifically listed above shall be in form acceptable to Seller and its counsel.

      3.2 Buyer Conveyances at Closing.  To effect the sale and transfer
          ----------------------------
referred to in Section 2.1 hereof, Buyer shall have entered into the Ancillary Agreements; and

          3.2.1 an instrument of assumption substantially in the form attached hereto as Exhibit C, evidencing Buyer's assumption, pursuant to Section 2.2, of the Assumed Liabilities.

                                  ARTICLE IV

       REPRESENTATIONS AND WARRANTIES OF SELLER AND SELLING STOCKHOLDERS
       -----------------------------------------------------------------

          Seller and each Seller Stockholder hereby represents and warrants to Buyer as follows, which representations and warranties as of the dates of delivery of the respective Schedules and as of the Closing Date shall be true and correct:

      4.1 Organization of Seller.  Seller is a corporation duly organized,
          ----------------------
validly existing and in good standing under the laws of the State of Arizona. Copies of the Articles of Incorporation and Bylaws of Seller, and all amendments thereto, heretofore delivered to Buyer are accurate and complete as of the date hereof. Seller is duly qualified or licensed to do business as a foreign corporation in good standing in each state listed on Schedule 4.1 in which ownership of property or the conduct of its business requires such qualification, except for those jurisdictions in which the failure to do so would not have a Material Adverse Effect. Seller has no direct or indirect stock or other equity or ownership interest (whether controlling or not) in any corporation, association, partnership, joint venture or other entity which engages in the equipment rental or ancillary business.

      4.2 Authorization.
          -------------

          4.2.1 Seller has all requisite corporate power and authority, and has taken all corporate action necessary, to own, lease and operate the Assets, to conduct the Business as it is presently being conducted, to execute and deliver this Agreement and each Ancillary Agreements to which it will be a party, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. This Agreement has been duly executed and delivered by Seller and is a legal, valid and binding obligation of Seller enforceable against it in accordance with its terms. Following their execution and delivery by Seller and the other parties thereto each of the Ancillary Agreements and other documents delivered by Seller at Closing will be a legal, valid and binding obligation of Seller, enforceable against it in accordance with their terms.

          4.2.2 Each Seller Stockholder possesses the legal capacity to execute and deliver this Agreement and each Ancillary Agreement to which he or she is a party, to perform his or her obligations thereunder, and to consummate the transactions contemplated hereby and thereby. No Seller Stockholder is subject to or obligated under, any provision of any agreement, arrangement or understanding or any law, regulation, order, judgment or decree, which would be breached or violated by the execution, delivery, performance of this Agreement and the consummation by each Seller Stockholder of the transactions contemplated hereby or which would result in any Encumbrance on the Assets. Except as set forth on Schedule 4.2, no authorization, consent or approval to or filing with, any public body, court or authority is necessary on the part of any Seller Stockholder for the consummation by each Seller Stockholder of the transaction contemplated by this Agreement and each Ancillary Agreement and each other document to which Seller Stockholder is a party. At the Closing, each agreement and document delivered will be a legal, valid, and binding obligation of each Seller Stockholder enforceable against them in accordance with their terms. The Seller Stockholders own 100% of the capital stock of Seller, in the amounts set forth on Schedule 4.2, free and clear of all Encumbrances, and there are no warrants, options or rights in any third party to acquire any capital stock of Seller.

      4.3 No Changes to the Assets.  Since the Interim Balance Sheet Date:
          ------------------------

          4.3.1 there has been no actual or threatened adverse change in the financial condition or results of operation of Seller, the Business or the Assets or any event, condition or state of facts, in either case that is, or would result in a Material Adverse Change in the Assets or the Business or the prospects for the Business, including without limitation the loss of any material customers;

          4.3.2 Except in the ordinary course, there has not been any sale or other disposition of any Assets, or any Encumbrance placed on the Assets;

          4.3.3 Seller has operated the Business in the ordinary course consistent with Seller's past practice so as to preserve the Business intact, to keep available to the Business the services of Seller's employees, and to preserve the Business and the goodwill of Seller's suppliers, customers, distributors and others having business relations with it;

          4.3.4 Except as set forth on Schedule 4.3, Seller has not purchased, or entered into any agreement to purchase (i) any item of Inventory with a cost in excess of $10,000, or (ii) any item of Equipment with a cost in excess of $20,000, in each case without the consent of Buyer; and

          4.3.5 Seller has not changed its accounting methods or practices (including any change in depreciation or amortization policies or rates) or revalued any of its assets.

      4.4 Assets.  Seller has and will transfer good and marketable fee simple
          ------
title to the Assets and upon the consummation of the transactions contemplated hereby, Buyer will acquire good title to all of the Assets, free and clear of any Encumbrances, including any operating leases, except for any Encumbrance that Buyer, in its sole discretion, specifically accepts in writing (in which case the Purchase Price will be subject to adjustment as set forth in Section 2.5). The Assets reflected in the Interim Balance Sheet and all of the Assets acquired after such date are or will be valued at the lower of actual cost or market less an adequate and proper depreciation charge. The Assets, including the Facilities, constitute all assets necessary for the conduct of the Business as presently conducted.

      4.5 Facilities.  Schedule 4.5 identifies the Owned Facilities and Leased
          ----------
Facilities of Seller. The Seller has delivered to Buyer an accurate copy of each existing policy of title insurance, if any, as to the Owned Facilities and Leased Facilities. The Seller enjoys peaceful and undisturbed possession of the Owned Facilities and Leased Facilities. There are no leases, subleases, licenses, occupancy agreements, options, rights, concessions or other agreements or arrangements, written or oral, granting to any person (other than Seller) the right to purchase, use or occupy the Owned Facilities or any portion thereof or, to the best knowledge of Seller, the Leased Facilities or any portion thereof. The Facilities are supplied with utilities and other services necessary for the operation of the Business.

          4.5.1  Improvements, Fixtures and Equipment.  The Facilities and the
                 ------------------------------------
improvements thereon, including without limitation all Equipment (including all fixtures) and other tangible assets owned, leased or used by Seller at the Facilities are (i) to the best knowledge of the Seller, insured in amounts and with coverage that is reasonable in light of the risks of the Business and the value of the Facilities and Assets, (ii) structurally sound with no known material defects, (iii) in good operating condition and repair, subject to ordinary wear and tear, (iv) not in need of maintenance or repair except for ordinary routine maintenance and repair, the cost of which would not be material, and (v) sufficient for the operation of the Business as presently conducted. None of the improvements is subject to any commitment or other arrangement for their sale or use by any Affiliate of Seller or third parties.

          4.5.2  Conformity.  Except for the Owned Facility located at 21445
                 ----------
North 27th Avenue, Phoenix, Arizona which is not yet occupied ("North Phoenix") all Facilities have received all required approvals of governmental authorities (including without limitation Permits and a certificate of occupancy or other similar certificate permitting lawful occupancy of the Facilities) required in connection with the operation thereof. With respect to North Phoenix, Seller is not aware of any reason that such facility will not in the ordinary course obtain all required approvals required for the operation thereof. The Owned Facilities (except for North Phoenix) are (and have been) operated and maintained in all material aspects in accordance with applicable laws, rules, regulations and state, county, municipal or other local ordinances, and conform to all other conditions necessary for the lawful conduct of the Business as currently conducted at each such Owned Facility. To the best knowledge of Seller and Seller Stockholders, the Leased Facilities are (and have been) operated and maintained in accordance with applicable laws, rules, regulations and state, county, municipal or other local ordinances and conform to all other conditions necessary for the lawful conduct of the Business as currently conducted at each Leased Facility.

      4.6 Contracts and Commitments.
          -------------------------

          4.6.1 Contracts.  Seller has heretofore provided to Buyer a complete
                ---------
and accurate list of all Contracts of the following categories:

                4.6.1.1 Contracts not made in the ordinary course of Seller's conduct of the Business;

                4.6.1.2 Employment contracts and severance agreements;

                4.6.1.3 Distribution, dealer, franchise, license, sales or commission contracts related to the Assets or the Business;

                4.6.1.4 Contracts involving expenditures or liabilities, actual or potential, in excess of $1,000 or otherwise material to the Business or the Assets, and not cancelable (without liability) within thirty (30) calendar days;

                4.6.1.5 Contracts or commitments relating to commission arrangements with others;

                4.6.1.6 Promissory notes, loans, agreements, evidences of indebtedness, letters of credit, guarantees, or other instruments relating to an obligation to pay money, whether Seller shall be the borrower, lender or guarantor thereunder or whereby any Assets are pledged (excluding credit provided by Seller in the ordinary course of the Business to its customers);

                4.6.1.7 Leases of real and personal property not cancelable (without liability) within thirty (30) calendar days; and

                4.6.1.8 Contracts containing covenants limiting the freedom of Seller or any officer, director or shareholder of Seller to engage in any line of business or compete with any person.

          4.6.2 Assumed Contracts. All of the Contracts which will be assumed by
                -----------------
Buyer (the "Assumed Contracts") and listed on Schedule 4.6.2 are valid and in full force and effect. Seller has duly performed all of its obligations under the Assumed Contracts to the extent those obligations to perform have accrued, and no violation of, or default or breach under any Assumed Contracts by Seller or any other party has occurred and neither Seller nor any other party has repudiated any provisions thereof.

      4.7 Permits and Consents.  Seller has all Permits required to conduct the
          --------------------
Business, except where the failure to obtain such Permits would not have a Material Adverse Effect on the Assets or the Business. All Permits of Seller related to the Business are valid and in full force and effect and are listed on
Schedule 4.7. Except as disclosed on Schedule 4.7, no notice to, declaration, filing or registration with, or authorization, or consent or approval of, or Permit from, any governmental or regulatory body or authority (including without limitation the U.S. Small Business Administration), or any other person or entity, is required to be made or obtained by Seller or the Seller Stockholders in connection with the execution, delivery or performance of this Agreement or the New Leases and the consummation of the transactions contemplated hereby and thereby. Schedule 4.7 sets forth all consents required for the assignment by Seller to Buyer of the Assumed Contracts. All of the Assumed Contracts will be enforceable by Buyer after the Closing to the same extent as if the transactions contemplated by this Agreement had not been consummated. Each of Seller and the Seller Stockholders have legal authority to enter into the New Leases to which it or they will be parties and to convey to Buyer the leasehold interests created thereby, and except as set forth on Schedule 4.7 no consent of the lessor under any existing lease, of any lender, or of any other person or entity is required for the execution by Seller or the Seller Stockholders of the New Leases.

      4.8 No Conflict or Violation.  After giving effect to consents and lien
          ------------------------
releases that have been obtained from third parties or will be so obtained prior to the Closing Date, neither the execution and delivery of this Agreement or the New Leases by Seller or the Seller Stockholders, as applicable, nor the consummation of the transactions contemplated hereby or thereby, nor compliance by Seller or the Seller Stockholders with any of the provisions hereof or thereof, will (a) violate or conflict with any provision of the Articles of Incorporation or Bylaws of Seller, (b) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Encumbrance upon any of the Assets under, any of the terms, conditions or provisions of any Contract, Permit, agreement, or other instrument or obligation (i) to which Seller or the Seller Stockholders are parties or (ii) by which the Assets are bound, (c) violate any statute, rule, regulation, ordinance, code, order, judgment, ruling, writ, injunction, decree or award or
(d) impose any Encumbrance, restriction or charge on the Assets, the Facilities or the Business.

      4.9  Financial Statements.  Attached hereto as Schedule 4.9 are the
           --------------------
Financial Statements of Seller. The Financial Statements (a) are in accordance with the underlying books and records of Seller, (b) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby (except as otherwise described in Schedule 4.9), and (c) fairly and accurately present the assets, liabilities (including all reserves) and financial position of the Business as of the respective dates thereof and the results of operations and changes in cash flows for the periods then ended (subject, in the case of the Interim Financial Statements, to normal year-end adjustments which will not be material individually or in the aggregate except as disclosed in Schedule 4.9). At the respective dates of the Financial Statements, there were no liabilities of Seller, which, in accordance with generally accepted accounting principles, should have been shown or reflected in the Financial Statements or the notes thereto, which are not shown or reflected in the Financial Statements or the notes thereto (except as disclosed in Schedule 4.9).

      4.10 Books and Records.  Seller has made and kept (and given Buyer access
           -----------------
to) Books and Records and accounts, which, in reasonable detail, accurately and fairly reflect the activities of Seller. A copy of the minute book of Seller has been previously delivered to Buyer. The copies of the stock book records of Seller previously delivered to Buyer are true, correct and complete, and accurately reflect all transactions effected in Seller's stock through and including the date hereof.

      4.11 Litigation. Except as set forth on Schedule 4.11, there is no action,
           ----------
order, writ, injunction, judgment or decree outstanding or any claim, suit, litigation, proceeding, labor dispute, arbitral action, governmental audit or investigation (collectively, "Actions") pending, or to the best knowledge of Seller and Seller Stockholders, threatened or anticipated (a) against, related to or affecting Seller, the Business or the Assets or (b) seeking to delay, limit or enjoin the transactions contemplated by this Agreement. Seller is not in default with respect to or subject to any judgment, order, writ, injunction or decree of any court or governmental agency, and there are no unsatisfied judgments against Seller, the Business or the Assets.

      4.12 Labor Matters.  Seller is not a party to any labor agreement with
           -------------
respect to its employees with any labor organization, union, group or association and there are no employee unions (nor any other similar labor or employee organizations) under local statutes, custom or practice. Seller has not experienced any attempt by organized labor or its representatives to make

Seller conform to demands of organized labor relating to its employees or to enter into a binding agreement with organized labor that would cover the employees of Seller.

      4.13 Compliance with Law.  Seller, the conduct of the Business and the
           -------------------
operation of the Facilities have not violated and are in compliance with all laws, statutes, ordinances, regulations, rules and orders of any foreign, federal, state or local government and any other governmental department or agency, and any judgment, decision, decree or order of any court or governmental agency, department or authority, including without limitation Environmental Laws, relating to the Assets, Facilities or Business or operations of Seller, except where the violation or failure to comply, individually or in the aggregate, would not have a Material Adverse Effect on the Facilities, the Assets or the Business. Seller and the conduct of the Business and the operation of the Facilities are in conformity with all energy, public utility, zoning, building and health codes, regulations and ordinances, OSHA and Environmental Laws and all other foreign, federal, state, and local governmental and regulatory requirements, except where any nonconformity would not have a Material Adverse Effect on the Facilities, the Assets or the Business. Seller has not received any notice to the effect that, or otherwise been advised that, it is not in compliance with any such statutes, regulations, rules, judgments, decrees, orders, ordinances or other laws, and Seller has no reason to anticipate that any existing circumstances are likely to result in violations of any of the foregoing, which non-compliance or violation could, in any one case or in the aggregate, have a Material Adverse Effect on the Facilities, the Assets or the Business.

      4.14 No Brokers.  Neither Seller nor any of its respective officers,
           ----------
directors, employees, shareholders or Affiliates has employed or made any agreement with any broker, finder or similar agent or any person or firm which will result in an obligation to pay any finder's fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby.

      4.15 No Other Agreements to Sell the Assets.  Except as set forth on
           --------------------------------------
Schedule 4.15, neither Seller nor any of its respective officers, directors, shareholders or Affiliates have any commitment or legal obligation, absolute or contingent, to any other person or firm other than the Buyer to sell, assign, transfer or effect a sale of any of the Assets (other than inventory in the ordinary course of business), to sell or effect a sale of a majority of the capital stock of Seller or to effect any merger, consolidation, liquidation, dissolution or other reorganization of Seller.

      4.16 Proprietary Rights.
           ------------------

           4.16.1  Proprietary Rights.  Schedule 4.16 lists all of Seller's
                   ------------------
federal, state and foreign registrations of trademarks, service marks and other marks, trade names or other trade rights, and all pending applications for any such registrations, all other trademarks and other marks, trade names and other trade rights or in which Seller has any interest whatsoever, and all other trade secrets and other proprietary rights, whether or not registered, created or used by or on behalf of Seller, in each case relating to the Business (collectively, "Proprietary Rights"). The Proprietary Rights listed in Schedule 4.16 are all those used by Seller in connection with the Business.

          4.16.2  Royalties and Licenses.  No person has a right to receive a
                  ----------------------
royalty or similar payment in respect of any Proprietary Rights. Seller has no licenses granted, sold or otherwise transferred by or to it or other agreements to which it is a party, relating in whole or in part to any of the Proprietary Rights.

          4.16.3  Ownership and Protection of Proprietary Rights.  Seller owns
                  ----------------------------------------------
and has the sole right to use each of the Proprietary Rights. None of the Proprietary Rights is involved in any pending or To the best knowledge of Seller and Seller Stockholders threatened litigation. Seller has not received any notice of invalidity or infringement of any rights of others with respect to such Proprietary Rights. Seller has taken all reasonable and prudent steps to protect the Proprietary Rights from infringement by any other firm, corporation, association or person. Seller's use of the Proprietary Rights is not infringing upon or otherwise violating the rights of any third party in or to such Proprietary Rights, nor has such infringement been alleged by any third party. All of the Proprietary Rights are valid and enforceable rights of Seller, will be quit-claimed to Buyer and will not cease to be valid and in full force and effect by reason of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated by this Agreement.

      4.17  Tax Matters.
            -----------

          4.17.1  Filing of Tax Returns.  Seller has timely filed with the
                  ---------------------
appropriate taxing authorities all returns (including without limitation information returns and other material information) in respect of Taxes required to be filed through the date hereof and will timely file any such returns required to be filed on or prior to the Closing Date. The returns and other information filed are complete and accurate in all material respects. Neither Seller, nor any group of which Seller now or was a member, has requested any extension of time within which to file returns (including without limitation information returns) in respect of any taxes. Seller has delivered to Buyer complete and accurate copies of Seller's federal, state and local income, tax returns for the years 1994, 1995, and 1996; payroll tax returns for the second and third quarters of 1997; and sales tax returns for August, September and October 1997.

          4.17.2  Payment of Taxes.  All Taxes, in respect of periods beginning
                  ----------------
before the Closing Date, have been timely paid, or will be timely paid, or an adequate reserve has been established therefor, as set forth in the Financial Statements, and Seller does not have any material liability for Taxes in excess of the amounts so paid or reserves so established. There are no liens for Taxes (other than as could be asserted for current Taxes not yet due and payable) on the Assets.

          4.17.3  Audits, Investigations or Claims.  Except as set forth on
                  --------------------------------
Schedule 4.17 attached hereto there are no pending or to the best knowledge of Seller and Seller Stockholders, threatened audits, investigations or claims for or relating to any material additional liability in respect of Taxes, and there are no matters under discussion with any governmental authorities with respect to Taxes that in the reasonable judgment of Seller, or its counsel, is likely to result in a material additional liability for Taxes. Seller has not been notified that any taxing authority intends to audit a return for any period. No extension of a statute of limitations relating to Taxes is in effect with respect to Seller.

          4.17.4  No Withholding.  The transaction contemplated herein is not
                  --------------
subject to the tax withholding provisions of Section 3406 of the Code, or of Subchapter A of Chapter 3 of the Code or of any other provision of law.

          4.17.5  Lien.  There are no liens for Taxes (other than could be
                  ----
asserted for current Taxes not yet due and payable) on the Assets.

          4.17.6  Tax-Exempt Use Property.  None of the Assets is a "tax-exempt
                  -----------------------
use property" within the meaning of Section 168(h) of the Code.

      4.18  Accounts Receivable.  Schedule 4.18 lists all accounts receivable as
            -------------------
of the Closing Date. The accounts receivable reflected in the Interim Balance Sheet and all accounts receivable, arising since the Interim Balance Sheet Date, and all accounts receivable on the Closing Balance Sheet, represent bona fide claims of Seller against debtors for sales, services performed or other charges arising on or before the date hereof, and all the goods delivered and services performed which gave rise to said accounts were delivered or performed in accordance with the applicable orders, Contracts or customer requirements.

      4.19 Inventory.  All the Inventory is located at the Facilities.  The
           ---------
values at which the Inventory is shown on the Interim Balance Sheet have been determined at lower of cost or market in accordance with generally accepted accounting principles (except as set forth on Schedule 4.9), each consistently applied throughout the periods covered by the Financial Statements, with adequate provisions or adjustments for excess Inventory, slow-moving Inventory and Inventory obsolescence and shrinkage. Schedule 4.19 sets forth a complete and accurate list of all Inventory as of the date hereof, subject to adjustment on and after the Closing Date in accordance with Section 2.5.2. In connection with the physical inventory contemplated by Section 2.5.2, Seller and Seller Stockholders represent and warrant as to the quantity and value of used bulk inventory counted in connection with therewith solely as of date thereof.

      4.20 Employees and Employee Benefits.
           -------------------------------

          4.20.1  Disclosure; Delivery of Documents and Other Information.
                  -------------------------------------------------------
Schedule 4.20.1 contains a complete list of employee benefit plans maintained by the Seller (collectively, the "Employee Plans"). Seller has not maintained any other employee pension benefit plan or employee welfare benefit plan (as defined in ERISA) other than the Employee Plans. Seller is not currently, and has not been, a contributing employer of a multi-employer plan as defined in Section 4001(a)(3) of ERISA or any other plan subject to Title IV of ERISA. Seller is not now and has not been for the prior six years, a member of (i) a controlled group of corporations, (ii) a trade or business under common control, or (iii) an affiliated service group, as defined under Code Section 414(b), (c) or (m). Seller has delivered true and complete copies of each Employee Plan, including all amendment thereto, and each of the following documents to Buyer: (i) the most recent determination letter issued by the Internal Revenue Service with respect to the Employee Plans; (ii) annual reports on Form 5500 series for the three (3) most recent plan years; and (iii) a description setting forth amount of any liability of the Seller as of the closing date for payments more than thirty (30) days calendar days past due with respect to each Employee Plan.

          4.20.2  List of Employment Data.  Schedule 4.20.2 contains a list of
                  -----------------------
all employees of the Seller, and their wage rates or salaries, as of the date of this Agreement, and sets forth the dates of employment for each such employee and accrued vacation and sick leave as of the Closing Date.

          4.20.3  Compliance With Law. Each Employee Plan has been maintained in
                  -------------------
compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Employee Plan, including without limitation, ERISA and the Code. None of the Employee Plans is subject to the minimum funding standard under Code Section 412 or ERISA
Section 302. Neither Seller nor any plan fiduciary of any Employee Plan have engaged in any transaction in violation of the Code or ERISA. Each Employee Plan is legally valid and binding and in full force and effect. There is no action, order, litigation or audit relating to any Employee Plan that is pending, or to the best of Seller's knowledge, threatened or anticipated against or involving Seller or any Employee Plan.

          4.20.4  Employment At Will. Except as provided by law, the employment
                  ------------------
of all persons presently employed or retained by the Seller is terminable at will.


          4.20.5  No Creation of Rights. Neither the execution and delivery of
                  ---------------------
this Agreement by the Seller nor the consummation of the transactions contemplated hereby will result in the assumption of any benefit, obligations to Seller's employees or in respect of any Employee Benefit Plan by Buyer or any Affiliate of Buyer.

      4.21 Insurance.
           ---------

          4.21.1 Schedule 4.21 describes all policies of insurance, other than life insurance policies on Seller Stockholders (including the insurer, type of insurance and period of coverage) to which the Seller is a party or under which the Seller, or any employee, officer or director of the Seller (in his or her capacity as such) is or has been insured at any time within the five (5) years preceding the date of this Agreement; and any self-insurance arrangement by or affecting the Seller, including any reserves established thereunder. All such policies, together with such self-insurance, (i) provide adequate insurance coverage for the Assets and the operations of the Seller for all risks normally insured against by a person or entity carrying on the same business or businesses as the Seller, (ii) are sufficient for compliance with all legal requirements and Contracts to which the Seller is a party or by which it is bound, and (iii) liability, workman's compensation and other appropriate policies of insurance will continue in full force and effect following the Closing.

          4.21.2 Schedule 4.21 sets forth, by year, for the current policy year and each of the five (5) preceding policy years, a summary of the loss experience under each policy, and summary of the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims.

          4.21.3 Except as set forth on Schedule 4.21, none of the Seller Stockholders nor the Seller has received (i) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (ii) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

          4.21.4 The Seller has paid all premiums due, and has otherwise performed all of its respective obligations, under each insurance policy described above.

      4.22 Compliance With Environmental Laws.
           ----------------------------------

          4.22.1  Definitions.  The following terms, when used in this Section
                  -----------
4.22, shall have the following meanings. Unless the context otherwise requires, any of these terms may be used in the singular or the plural depending on the reference.

                  4.22.1.1   "Environmental Laws" shall mean all federal, state,
                              ------------------
local or foreign laws, statutes, ordinances, regulations, rules, judgments, orders, notice requirements, court decisions, agency guidelines or principles of law, restrictions or licenses, which (i) regulate or relate to the protection or clean-up of the environment, the use, treatment, storage, transportation, handling or disposal of hazardous, toxic or otherwise dangerous substances, wastes or materials (whether gas, liquid or solid), the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources, or the health and safety of persons or property, including without limitation protection of the health and safety of employees or
(ii) impose liability with respect to any of the foregoing, including without limitation the Federal Water Pollution Control Act (33 U.S.C. (S) 1251 et seq.),
                                                                       -- ---
Resource Conservation & Recovery Act (42 U.S.C. (S) 6901 et seq.) ("RCRA"), Safe
                                                         -- ---
Drinking Water Act (21 U.S.C. (S) 349, 42 U.S.C. (S)(S) 201, 300f), Toxic Substances Control Act (15 U.S.C. (S) 2601 et seq.), Clean Air Act (42 U.S.C.
                                           -- ---
(S) 7401 et seq.), the Comprehensive Environmental Response, Compensation and
         -- ---
Liability Act (42 U.S.C. (S) 9601 et seq.) ("CERCLA"), or any other similar
                                  -- ---
federal, state or local law of similar effect, each as amended.

                  4.22.1.2   "Hazardous Substance" shall mean any quantity of
                              -------------------
asbestos in any form, urea formaldehyde, PCBs, radon gas, crude oil or any fraction thereof, all forms of natural gas, petroleum products or by-products, any radioactive substance, any toxic, infectious, reactive, corrosive, ignitible or flammable chemical or chemical compound and any other hazardous substance, material or waste (as defined in or for purposes of any Environmental Law), whether solid, liquid or gas.

                  4.22.1.3  "Release" shall mean and include any spilling,
                             -------
leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, migrating, leaching, dumping or disposing into the environment or the workplace of any Hazardous Substance, and otherwise as defined in any Environmental Law.

                  4.22.1.4  "Seller".  For purposes of this Section 4.22 only,
                             ------
the term "Seller" shall include (i) all Affiliates of Seller, including without limitation the Seller Stockholders, (ii) all partnerships, joint ventures and other entities or organizations in which Seller was at any time or is a partner, joint venturer, member or participant and (iii) all predecessor or former corporations, partnerships, joint ventures, organizations, businesses or other entities, whether in existence as of the date hereof or at any time prior to the date hereof, the assets or obligations of which have been acquired or assumed by Seller or to which Seller has succeeded.

          4.22.2  Compliance With Environmental Laws.  Except as set forth on
                  ----------------------------------
Schedule 4.22, the Business has been operated and maintained in compliance with all Environmental Laws. The Owned Facilities are, and at all times have been, owned, leased and operated in compliance with all Environmental Laws and in a manner that will not give rise to any liability under any Environmental Laws. The Leased Facilities are and at all times since operated by Seller and to the best knowledge of Seller at all other times have been owned, leased and operated in compliance with all Environmental Laws and in a manner that will not give rise to any liability under any Environmental Laws.

          4.22.3  Permits.  Seller has, and at all times has had, all Permits
                  -------
required under any Environmental Law and the Owned Facilities are and to the best knowledge of Seller the Leased Facilities are, and at all times have been,
in compliance with all such Permits.   The consummation of any of the
transactions contemplated by this Agreement will not require an application for issuance, renewal, transfer or extension of, or any other administrative action regarding, any Permit required by Seller under any Environmental Law.

          4.22.4  Notice of Violation.  Except as set forth on Schedule 4.22,
                  -------------------
Seller has not received any notice at any time that it or the Facilities is or were claimed to be in violation of the provisions of any Environmental Law or in non-compliance with the conditions of any Permit, and there is no pending or threatened lawsuit, governmental or other legal action to that effect.

          4.22.5  Actions and Judgments.  Except as set forth on Schedule 4.22,
                  ---------------------
there is not now pending or to the best knowledge of Seller and Seller Stockholders threatened, nor any basis for, nor has there ever been, any Action against Seller, nor any basis for any Action, under any Environmental Law or otherwise with respect to any Release or handling of any Hazardous Substance. There are no consent decrees, judgments, judicial or administrative orders or agreements with, or liens by, any governmental authority or quasi-governmental entity relating to any Environmental Law which regulate, obligate, bind or in any way affect Seller or the Owned Facilities or to the best knowledge of Seller the Leased Facilities.

          4.22.6  Hazardous Substances.  There is not and has not been any
                  --------------------
Hazardous Substance used, generated, treated, stored, transported, disposed of, handled or otherwise existing on, under, about or from any Owned Facility or to the best knowledge of Seller and Seller Stockholders any Leased Facility, except for quantities of any such Hazardous Substances stored or otherwise held on, under or about any such Facility in full compliance with all Environmental Laws and necessary for the operation of the Business. Seller has at all times used, generated, treated, stored, transported, disposed of or otherwise handled its Hazardous Substances in compliance with all Environmental Laws and in a manner that will not result in liability of Seller or Buyer under any Environmental Law. Schedule 4.22 sets forth a complete list of all contractors and other third parties who at any time have hauled, handled, stored, transported or disposed of any Hazardous Substance (i) on behalf of Seller or the Business, or
(ii) generated by Seller or the Business, together with a complete list of all dumpsites and other off-site locations at which such Hazardous Substances have been disposed of.

          4.22.7  Environmental Conditions.  Except as set forth on Schedule
                  ------------------------
4.22 there are no present or past Environmental Conditions (as defined below) in any way relating to the Business or Owned Facilities or to the best knowledge of Seller and Seller Stockholders the Leased Facilities. "Environmental Conditions" means the introduction into the soil, groundwater or environment of the Facilities (through leak, spill, release, discharge, escape, emission, dumping, disposal or otherwise) of any pollution, including without limitation any contaminant, irritant or pollutant or Hazardous Substance (whether or not upon the property of the Business and whether or not such pollution constituted at the time thereof a violation of any Environmental Law) as a result of which either Seller or, after the Closing, Buyer has or may become liable to any person or federal, state, or local government or agency or by reason of which any of the Assets may suffer or be subjected to any lien.

          4.22.8  CERCLA or RCRA.  No current or past use, generation,
                  --------------
treatment, transportation, storage, disposal or handling practice of Seller with respect to any Hazardous Substance has or will result in any liability under the CERCLA or RCRA or any state or local law of similar effect.

          4.22.9  Storage Tank or Pipeline.  Except as set forth on Schedule
                  ------------------------
4.22, there is not now and has not been at any time in the past any underground or above-ground storage tank or pipeline at any Owned Facility or to the best knowledge of Seller and Seller Stockholders any Leased Facility where the installation, use, maintenance, repair, testing, closure or removal of such tank or pipeline was not in compliance with all Environmental Laws and there has been no Release from or rupture of any such tank or pipeline, including without limitation any Release from or in connection with the filling or emptying of such tank.

          4.22.10  Environmental Audits or Assessments.  True, complete and
                   -----------------------------------
correct copies of the written reports, and all parts thereof, including any drafts of such reports if such drafts are in the possession or control of Seller, of all environmental audits or assessments which have been conducted at any Facility within the past five years, either by Seller or any attorney, environmental consultant or engineer engaged for such purpose, have been delivered to Buyer and a list of all such reports, audits and assessments and any other similar report, audit or assessment of which Seller has knowledge is included on
Schedule 4.22.

          4.22.11  Indemnification Agreements.  Except with respect to Seller's
                   --------------------------
leases of the Leased Facilities, Seller is not a party, whether as a direct signatory or as successor, assign or third party beneficiary, or otherwise bound, to any lease or other Contract under which Seller is obligated by or entitled to the benefits of, directly or indirectly, any representation, warranty, indemnification, covenant, restriction or other undertaking concerning Environmental Conditions.

          4.22.12  Releases or Waivers.  Seller has not released any other
                   -------------------
person from any claim under any Environmental Law or waived any rights concerning any Environmental Condition.

          4.22.13  Notices, Warnings and Records.  Seller has given all notices
                   -----------------------------
and warnings, made all reports, and has kept and maintained all records required by and in compliance with all Environmental Laws.

    4.23  Liabilities.  Seller has no liabilities or obligations with respect
          -----------
to the Assets to be transferred (absolute, accrued, contingent or otherwise) except (i) liabilities which are reflected on the Interim Balance Sheet or which are not required under generally accepted accounting principles to be reflected on the Interim Balance Sheet, (ii) liabilities incurred in the ordinary course of the Business and consistent with past practice since the Interim Balance Sheet Date, and (iii) liabilities arising under the Contracts previously furnished to Buyer.

    4.24  Securities Law Matters.
          ----------------------

          4.24.1 Seller and each Seller Stockholder confirms that it is acquiring the RSC Common Stock for its own account as principal, for investment purposes only, and not with a view to, or for, resale or distribution thereof, and no other person has or will have a direct or indirect beneficial interest in such RSC Common Stock.

          4.24.2 Seller and each Seller Stockholder understands that the offering and sale of the RSC Common Stock is intended to be a transaction by an issuer not involving any public offering exempt from registration under the Securities Act by virtue of Section 4(2) of the Securities Act and the rules and regulations of the Commission thereunder;

          4.24.3 Seller and each Seller Stockholder represents that it is an "accredited investor" as such term is defined in Rule 501 under the Securities Act;

          4.24.4 Seller and each Seller Stockholder understands and acknowledges that there are substantial risks of loss of investment involved in an investment in the RSC Common Stock, and that the investment in the RSC Common Stock is an illiquid investment subject to transfer restrictions, and Seller and each Seller Stockholder represents and warrants that it, he, or she has the financial ability to bear the economic risk of such investment;

          4.24.5 Seller and each Seller Stockholder has such knowledge and experience in financial and business matters, including investments of the type represented by the RSC Common Stock, as to be capable of evaluating the merits of investment therein;

          4.24.6 Seller and each Seller Stockholder has been furnished with a copy of the recent periodic reports filed by RSC with the Commission and any document requested by Seller or a Seller Stockholder, have carefully read and understand such materials and have evaluated the risks of an acquisition of the RSC Common Stock;

          4.24.7 Seller and each Seller Stockholder has been given the opportunity to ask questions of, and receive answers from, Representatives of RSC in order for it to evaluate the merits and risks of investment in the RSC Common Stock; and

          4.24.8 Neither Seller nor any Seller Stockholder has been furnished with or has relied upon any oral or written representation, warranty or information in connection with the offering of the RSC Common Stock except as set forth in this Agreement.

          4.24.9 The instruments evidencing the RSC Common Stock shall bear a restrictive legend in substantially the following form: "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"). These securities have been acquired for investment and not with a view to distribution or resale, and may not be sold, offered for sale, pledged or hypothecated in the absence of an effective registration statement for such shares under the Act or an opinion of counsel satisfactory in form and content to the issuer that such registration is not required under such Act."

     4.25 Affiliate Transactions.  Except as set forth on Schedule 4.25, no
          ----------------------
officer, director, or any Seller Stockholder or any member of the immediate family of any such officer, director, or Seller Stockholder, or any entity in which any of such persons owns any beneficial interest (other than a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 1% of the stock of which is beneficially owned by any of such persons) (collectively "Insiders") has any
                                                          --------
agreement with Seller or any interest in any property (real, personal, or mixed, tangible or intangible) used in or pertaining to the Business or the Assets to be acquired hereunder. For purposes of the preceding sentence, the members of the immediate family of an officer, director, or, Seller Stockholder shall consist of the spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law of such officer, director, or Seller Stockholder.

     4.26 Disclosure.  Neither this Agreement nor any of the Schedules or
          ----------
Exhibits hereto contains or shall contain when delivered at Closing any untrue statement of a material fact or shall omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading, and there is no fact which has not been disclosed to Buyer which Materially Adversely Affects or could reasonably be anticipated to Materially Adversely Affect the Assets being transferred, financial condition or results of operations, customer, employee or supplier relations, business condition or prospects of Seller.

                                   ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF BUYER AND RSC
                -----------------------------------------------

      5.1  Representations and Warranties of Buyer.  Buyer hereby represents and
           ---------------------------------------
warrants to Seller as follows, which representations and warranties are, and as of the Closing Date shall be, true and correct:

           5.1.1  Organization of Buyer.  Buyer is a corporation duly organized,
                  ---------------------
validly existing and in good standing under the laws of the State of Texas. Copies of the Articles of Incorporation and Bylaws of the Buyer, and all amendments thereto, heretofore delivered to Seller are accurate and complete as of the date hereof. Buyer is duly qualified or licensed to do business as a foreign corporation in good standing in Arizona and New Mexico.

           5.1.2  Authorization.  Buyer has all requisite corporate power and
                  -------------
authority, and has taken all corporate action necessary, to execute and deliver this Agreement and each of the Ancillary Agreements, including the New Leases, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. This Agreement has been duly executed and delivered by Buyer and is (and following their execution and delivery by Buyer and Seller or the Seller Stockholders, as applicable, each of the Ancillary Agreements will be) a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

           5.1.3  No Conflict or Violation.  Neither the execution, delivery or
                  ------------------------
performance of this Agreement or the Ancillary Agreements nor the consummation of the transactions contemplated hereby or thereby, nor compliance by Buyer with any of the provisions hereof or thereof, will (a) violate or conflict with any provision of the Certificate of Incorporation or Bylaws of Buyer, or (b) violate any statute, rule, regulation, ordinance, code, order, judgment, ruling, writ, injunction, decree or award binding upon Buyer.

           5.1.4  Consents and Approvals.  No notice to, declaration, filing or
                  ----------------------
registration with, or authorization, consent or approval of, or permit from, any governmental or regulatory body or authority, or any other person or entity, is required to be made or obtained by Buyer in connection with the execution, delivery and performance of this Agreement or the Ancillary Agreements and the consummation of the transactions contemplated hereby or thereby, except (a) as may be required by Buyer to operate the Business after the Closing, (b) as has been obtained on or prior to the date hereof or (c) as set forth in Schedule 5.1.4.

           5.1.5  No Brokers.  Neither Buyer nor any of its respective officers,
                  ----------
directors, employees or, to its knowledge, shareholders have employed or made any Agreement with any broker, finder or similar agent or any person or firm which will result in an obligation to pay any finders fees, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby for which Seller or Seller Stockholders will bear any responsibility.

      5.2  Representations and Warranties of RSC.  RSC hereby represents and
           -------------------------------------
warrants to Seller and the Seller Stockholders which representations and warranties are, and as of the Closing Date shall be, true and correct:

           5.2.1  Organization of RSC.  RSC is a corporation duly organized,
                  -------------------
validly existing, and in good standing under the laws of the State of Delaware.

           5.2.2  Authorization.  At the Closing, the execution and delivery of
                  -------------
this Agreement and the consummation of the transactions contemplated hereby will be duly authorized by all requisite corporate action on the part of RSC. This Agreement has been duly executed and delivered by RSC and is (and following their execution and delivery by RSC, Buyer and Seller or the Seller Stockholders, as applicable, will be) a legal, valid and binding obligation of RSC, enforceable against RSC in accordance with its terms.

           5.2.3  No Conflicts or Violations.  The execution and delivery of
                  --------------------------
this Agreement and the consummation of the transactions contemplated hereby will not (i) violate any provision of the Certificate of Incorporation or Bylaws of RSC, (ii) violate any applicable provision of law or regulation, order, injunction, or decree, or any other requirement of any governmental body or court relating to RSC or its securities, property, or business, or (iii) (subject to RSC obtaining any consent or approval required as a condition of Closing), violate, conflict with, result in the breach or termination of, constitute a default under, or result in the creation of any material lien, charge, or encumbrance upon any of the properties or assets of RSC or any of its subsidiaries pursuant to any agreement or instrument to which it or any of its subsidiaries is a party, which violate, conflict, breach, termination, default, or creation would have a material adverse effect on the business or financial condition of RSC and it subsidiaries taken as a whole (an "RSC Material Adverse Effect").

           5.2.4  Consents and Approvals.  No notice to, declaration, filing or
                  ----------------------
registration with, or authorization, consent or approval of, or permit (collectively "Governmental Consents") from, any governmental or regulatory body or authority, or any other person or entity, is required to be made or obtained by RSC in connection with the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated by this Agreement, except as required by the HSR Act and except for those Governmental Consents the failure of which to make or obtain would not have an RSC Material Adverse Effect.

           5.2.5  RSC Common Stock.  The Shares of RSC Common Stock to be issued
                  ----------------
pursuant to this Agreement, when issued and delivered in accordance with the terms of this

Agreement, will be duly authorized, validly issued, fully paid, and nonassessable and free of preemptive rights.

           5.2.6  SEC Information Furnished Concerning RSC.  For the period from
                  ----------------------------------------
January 1, 1997 to December 31, 1997, RSC has filed with the Securities and Exchange Commission ("SEC") those filings and reports required pursuant to the Securities Exchange Act of 1934, as amended (the "SEC Documents"). The audited consolidated financial statements for the year ended December 31, 1996, contained within the SEC Documents have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be otherwise noted therein) and fairly present the consolidated financial position of RSC and its subsidiaries as of such date and the consolidated results of operations of RSC and its subsidiaries for the year then ended. To RSC's knowledge, as of their respective dates, the SEC Documents, including, but not limited to, the financial statements contained therein, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

           5.2.7  Litigation.  As of the date hereof, except as set forth in the
                  ----------
SEC Documents, there are, and as of the Closing Date, except as set forth therein or pursuant to an SEC report or filing made prior to the Closing Date, no suits, actions or administrative, arbitration, or other proceedings (including proceedings concerning labor disputes or grievances) or governmental investigations pending or, to the knowledge of RSC, threatened against RSC or its properties or business that could reasonably be expected to have an RSC Material Adverse Effect.

           5.2.8  No Brokers.  Neither RSC nor any of its respective officers,
                  ----------
directors, employees or, to its knowledge, shareholders have employed or made any Agreement with any broker, finder or similar agent or any person or firm which will result in an obligation to pay any finders fees, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby for which Seller or Seller Stockholders will bear any responsibility.

                                  ARTICLE VI

                         COVENANTS OF SELLER AND BUYER
                         -----------------------------

          Buyer, Seller and the Seller Stockholders each covenant with the others as follows:

      6.1  Further Assurances.  Upon the terms and subject to the conditions
           ------------------
contained herein, each of the parties hereto agrees, both before and after the Closing, (i) to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, (ii) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder, and (iii) to cooperate with each other in connection with the foregoing, including using their respective best efforts (A) to obtain all necessary waivers, consents and approvals from other parties to the Contracts to be assumed by Buyer; provided, however, that Buyer shall not be required to make any payments, commence litigation or agree to modifications of the terms thereof in order to obtain any such waivers, consents or approvals, (B) to obtain all necessary Permits as are required to be obtained under any federal, state, local or foreign law or regulations, (C) to effect all necessary registrations and filings, including without limitation required filings under the HSR Act and all other submissions of information requested by governmental authorities, and (D) to fulfill all conditions to this Agreement.

      6.2  Employee Matters.  Buyer shall hire only those employees of the
           ----------------
Seller listed on Schedule 6.2 who pass a physical examination and drug and alcohol abuse screening by a licensed laboratory chosen by Buyer, and who otherwise meet Buyer's customary criteria for employment, and Seller shall reasonably cooperate with Buyer in retaining all such employees (the "Retained Employees"). Buyer agrees to give Retained Employees credit for their time of employment with Seller with respect to their seniority as an employee of Buyer for the purpose of determining vacation accruals. Seller shall be and remain solely responsible for the payment of all benefits due to its employees at any time under its Employee Plans, including without limitation all severance, accrued vacation, health care continuation coverage and other benefits to which its employees may be entitled as a result of the transactions contemplated hereby, whether or not such employees are hired by Buyer. All Retained Employees will be at-will employees of Buyer and may be terminated by Buyer in its sole discretion, subject to the requirements of applicable laws governing employers and employees.

      6.3  Environmental Assessments and Remediation.
           -----------------------------------------

           6.3.1 Buyer has retained Environmental Risk Management Services (the "Consultant") to perform Phase I environmental site assessments with respect to each of the Facilities which are Leased Facilities and the Owned Facilities located at 21445 North 27th Avenue, Phoenix, Arizona 85027. Buyer has also retained Consultant to conduct site visits, investigate site conditions and review Seller-provided environmental reports with respect to the Facilities which are Owned Facilities. Upon its availability, Buyer will deliver the final report of such assessments to Seller. In the event any such assessment recommends the performance of additional investigation (including, without limitation, Phase II environmental site assessments), Buyer may conduct such additional investigation at its election and will provide a final report of such investigation, upon its availability to Seller. The environmental assessments and investigations undertaken pursuant to this Section 6.3.1 are collectively referred to herein as the "Environmental Assessments." Buyer shall be solely responsible for the cost of the Environmental Assessments.

          6.3.2 In the event any of the Environmental Assessments reveals any remediation work, recognized environmental conditions, or other actions which must be completed in order to bring the Facilities into compliance with applicable Environmental Laws or to eliminate any potential environmental liability, Seller shall engage a reliable environmental engineering firm reasonably acceptable to Buyer and authorized by any applicable federal, state, or local law, policy, or regulation, to perform any required remediation. For the purposes of Section 6.3, "required remediation" shall mean any action necessary to (i) comply with any governmental order, (ii) comply with any Environmental Law effective at the Closing or (iii) eliminate a potential environmental liability, as applicable to the Facilities or the operation thereof by Seller as of the Closing Date. For the purposes of
Section 6.3 and with respect to any underground storage tanks at the Facility, "required remediation" also shall include obtaining a closure letter from the governing state agency confirming that the state agency has approved closure of the underground storage tanks and will not take any further action related to any liability associated with any underground storage tank at the Facilities.

          6.3.3 Seller shall use its best efforts to cause any required remediation to be completed on or before the Closing Date, and Seller shall bear all costs of such required remediation, including the costs associated with verifying that the required remediation is complete; provided that the completion of all such required remediation shall be a condition to Buyer's obligations to consummate the transactions contemplated by this Agreement.
Buyer may, in its sole discretion, authorize Seller to defer any portion of the required remediation which Seller and its contractors are unable to complete prior to Closing, in which case Seller shall cause the portion of the required remediation so deferred to be completed as promptly as practicable, but in no event later than 60 days following Closing, at Seller's sole expense. Buyer may monitor the performance of the required remediation, and at its election may cause an environmental consultant to review the performance of the required remediation. If Buyer directs an environmental consultant to undertake such review, the required remediation shall be deemed completed only upon certification of its completion by the environmental consultant. If, however, there is a dispute as to the performance of the required remediation, any such dispute shall be settled by a mutually agreed-upon environmental expert not otherwise involved in the required remediation, whose determination shall be final and binding on the parties.

          6.3.4 A portion of the Holdback Amount in the amount of $50,000 has been allocated to guarantee the completion by Seller of any required remediation which has not been resolved by the Closing Date pursuant to this Section 6.3. The entire $50,000 shall be paid promptly to Seller upon Seller's completion of the required remediation, and certification of such completion by the Consultant or mutually agreed-upon third party expert, in accordance with the standards set forth in this Section 6.3. However, if such required remediation has not been completed by Seller and so certified on or prior to the date which is 60 days following the Closing Date, Buyer shall be entitled to engage its own environmental engineering firm to complete such required remediation, and to retain such portion of the $50,000 as is necessary to pay the fees and costs of such firm, or other costs incurred, in completing such required remediation. To the extent the required remediation has not been completed in 60 days following the Closing Date and the Buyer is forced to incur costs that exceed the holdback amount, Seller remains liable for any excess amounts.

     6.4  Use of Name and Telephone Numbers.  From and after Closing, upon
          ---------------------------------
filing of the appropriate assumed name affidavits, Buyer will have the right to use the name "Valley Rentals" or variations thereof in its operation of the Business. Upon Closing, Seller shall assign to Buyer the telephone and facsimile numbers currently used in the Business.

     6.5  Registration Rights.  In the event that, at any time prior to the
          -------------------
first anniversary of the Closing Date, RSC files a registration statement under the Securities Act covering shares of RSC Common Stock, other than a registration statement on Form S-4 or Form S-8, or a registration statement filed pursuant to "demand" or similar contractual registration rights of any other stockholders of RSC, then Seller or Seller Stockholders, as the case may be, shall have the right to include in such registration statement (on a "piggyback" basis) any or all of its shares of RSC Common Stock, and to receive the benefit of any representations, indemnities, opinions or comfort letters given by RSC (or its counsel or underwriters) to any underwriter in connection with such registration, subject to the obligations of the stockholders of the Seller to (i) cooperate with RSC in preparing each such registration and executing all such agreements as any representative of the underwriters may deem reasonably necessary in favor of the underwriters, (ii) promptly supply RSC with all information, documents, representations and agreements as the underwriters or RSC may deem reasonably necessary in connection with such registration and
(iii) confirm in writing not to sell or transfer any shares of the capital stock of RSC not included in such registration during the period beginning ten (10) days prior to the filing and ending ninety (90) days from the effective date of such registration without the underwriters' or RSC's consent'; provided,
                                                               --------
however, that if the managing underwriter or underwriters in the registered
-------
offering advise RSC that the inclusion in the offering of shares of RSC Common Stock owned by Seller or Seller Stockholders would have a material adverse effect on the marketability or price of the offering, then the number of shares of RSC Common Stock to be included by Seller or Seller Stockholders shall be reduced on a pro rata basis in proportion to the number of shares of RSC Common Stock requested to be included by Seller and by any other stockholder of the Seller.

                                  ARTICLE VII

                       CONDITIONS TO SELLER'S OBLIGATIONS
                       ----------------------------------

     The obligations of Seller to consummate the transactions provided for hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Seller:

     7.1  Representations, Warranties and Covenants.  All representations and
          -----------------------------------------
warranties of Buyer contained in this Agreement shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date, except as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms hereof, and Buyer shall have performed and satisfied all agreements and covenants required hereby to be performed by it prior to or on the Closing Date.

     7.2  No Proceedings, Litigation or Laws.  No Action by any governmental
          ----------------------------------
authority or other person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected to materially damage Seller if the transactions contemplated hereunder are consummated. The waiting period under the HSR Act shall have expired or been terminated, and there shall not be any statute, rule or regulation that makes the purchase and sale of the Business or the Assets contemplated hereby illegal or otherwise prohibited.

     7.3  Ancillary Agreements.  Buyer shall have executed the Ancillary
          --------------------
Agreements.

     7.4  No Cessation of Trading.  There shall have been no cessation of
          -----------------------
trading of RSC's Common Stock on the New York Stock Exchange or a national securities exchange, and there shall be no action, order or proceeding pending or, to RSC's knowledge, threatened, by any regulatory agency to stop the public trading of RSC's Common Stock.

     7.5  Opinion Letter of Buyer's Attorneys.  Seller and Seller Stockholders
          -----------------------------------
shall receive an opinion of Snell & Wilmer L.L.P., counsel for Buyer and RSC, dated as of the Closing Date, in form and substance reasonably satisfactory to Seller and the Seller Stockholders, to the effect that:

          7.5.1  Incorporation.  RSC has been duly incorporated and is validly
                 -------------
existing and in good standing under the laws of the State of Delaware, with corporate power to own or lease its properties and to carry on its business as now conducted. Buyer has been duly incorporated and is validly existing and in good standing under the laws of the State of Texas, with corporate power to own or lease its properties and to carry on its Business as now conducted.

          7.5.2  Corporation Power and Authority.  The execution, delivery and
                 -------------------------------
performance of this Agreement and the consummation of the transaction contemplated by the Agreement have been duly authorized by RSC and Buyer, and the Agreement has been duly executed and delivered by RSC and Buyer.

          7.5.3  Corporate Action.  The Agreement constitutes a legally valid
                 ----------------
and binding obligation of Buyer or RSC, as applicable, enforceable against Buyer or RSC in accordance with their terms, except as limited by (i) bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally or by equitable principles (whether considered in an action at law or in equity), (ii) limitations imposed by federal or applicable state law or equitable principles upon the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) other customary limitations reasonably satisfactory to Seller's and the Seller Stockholders' counsel;

          7.5.4  RSC Common Stock.  (i) RSC's Common Stock being delivered to
                 ----------------
Seller under the terms of this Agreement has been duly authorized and reserved and, when issued, will be validly issued, fully paid, and nonassessable; and
(ii)  assuming the accuracy of the representations and warranties in Section
4.24 of the Agreement, it is not necessary to register the RSC Common Stock to be issued to Seller pursuant to the Agreement under the Securities Act of 1933, as amended.

     7.6  Buyer and RSC Corporate Documents.  Buyer and RSC shall each have
          ---------------------------------
delivered to Seller a copy of its articles of incorporation certified by the Texas Secretary of State or a copy of its certificate of organization certified by the Delaware Secretary of State, as the case may be, a good standing certificate dated not more than ten days prior to Closing by the Texas Secretary of State or the Delaware Secretary of State and a copy of the resolutions adopted by Buyer and RSC in connection with this Agreement, certified in each case by its corporate secretary.

     7.7  Due Diligence.  Buyer shall have confirmed that it has conducted its
          -------------
due diligence investigation; provided that nothing therein shall modify any representation, warranty or covenant of Seller or Seller Shareholders herein.

                                  ARTICLE VII

                       CONDITIONS TO BUYER'S OBLIGATIONS
                       ---------------------------------

     The obligations of Buyer to consummate the transactions provided for hereby are subject, in the discretion of Buyer, to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by
Buyer:

     8.1  Representations, Warranties and Covenants.  All representations and
          -----------------------------------------
warranties of Seller contained in this Agreement shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date, except as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms hereof, and Seller shall have performed and satisfied all agreements and covenants required hereby to be performed by it prior to or on the Closing Date.

     8.2  Consents.  All Permits and waivers necessary to the consummation of
          --------
the transactions contemplated hereby and for the operation of the Business by Buyer shall have been obtained including, without limitation, (a) all required third party consents to the assignment of the Assumed Contracts to be assumed by Buyer (b) all required approvals of Buyer's lenders, and (c) the waiting period under the HSR Act shall have expired or been terminated.

     8.3  Board Approval.  Each of RSC and Buyer shall have received the consent
          --------------
of its Board of Directors to consummate the transactions, subject to the terms and conditions set forth herein.

     8.4  No Proceedings or Litigation.  No Action by any governmental authority
          ----------------------------
or other person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected to damage Buyer materially if the transactions contemplated hereby are consummated, including without limitation any Material Adverse Effect on the right or ability of Buyer to own, operate, possess or transfer the Assets after the Closing. There shall not be any statute, rule or regulation that makes the purchase and sale of the Business or the Assets contemplated hereby illegal or otherwise prohibited.

     8.5  Opinion of Counsel.  Seller shall have delivered to Buyer opinions of
          ------------------
Ridenour, Swenson, Cleere & Evans, P.C. (or other Arizona counsel to Seller and the Seller Stockholders), and of New Mexico Counsel to Seller and Seller Stockholder acceptable to Buyer and its counsel dated as of the Closing Date, in form and substance reasonably satisfactory to Buyer, to the effect that:

          8.5.1  Incorporation.  Seller has been duly incorporated and is
                 -------------
validly existing and in good standing under the laws of the State of Arizona and is qualified to do business and in good standing as a foreign corporation in each state in which the character of its business requires it to do so.

          8.5.2  Power and Authority.  Each Seller Stockholder and Seller has
                 -------------------
the necessary power, corporate or otherwise, and authority to enter into this Agreement, the Ancillary Agreements and the New Leases to which it is a party and to consummate the transactions contemplated hereby and thereby and, in the case of Seller, to the knowledge of such counsel, to own, lease and operate the Assets and its other properties and to conduct the Business as presently conducted;

          8.5.3  Corporate Action.  The execution, delivery and performance of
                 ----------------
this Agreement, the Ancillary Agreements and the New Leases by Seller have been duly authorized by all necessary corporate action of Seller, and this Agreement and the New Leases have been duly executed and delivered by Seller or such entity, as applicable; the approval of this Agreement by the stockholders of Seller has been duly obtained in accordance with the provisions of Seller's Articles of Incorporation and Bylaws and applicable law;

          8.5.4  Obligation of Seller or Seller Stockholder.  This Agreement and
                 ------------------------------------------
each Ancillary Agreement constitutes a legally valid and binding obligation of Seller or the Seller Stockholders, as applicable, enforceable against Seller or the Seller Stockholder in accordance with their terms, except as limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally or by equitable principles (whether considered in an action at law or in equity), (ii) limitations imposed by federal or applicable state law or equitable principles upon the availability of specific performance, injunctive relief or other equitable remedies, or (iii) other customary limitations reasonably satisfactory to Buyer's counsel;

          8.5.5  No Breach.  After giving effect to consents and lien releases
                 ---------
that have been obtained from third parties as of the Closing Date, neither the execution and delivery of this Agreement or the Ancillary Agreements by Seller or the Seller Stockholders, as applicable, nor the consummation of the transactions contemplated hereby or thereby will (i) violate or conflict with any provision of the Articles of Incorporation or Bylaws of Seller, (ii) breach, or cause a default under, any term or provision of any material contract listed on a schedule to such opinion to which contract Seller or the Seller Stockholders are a party or by which the Assets are bound, or (iii) violate any judgment, decree, injunction, writ or order applicable to Seller or the Seller Stockholders;

          8.5.6  No Permits Required.  No Permit of, or filing with, any
                 -------------------
governmental authority or, to the knowledge of such counsel, any other person, is required for the execution and delivery of this Agreement or the Ancillary Agreements by Seller or the Seller Stockholders, as applicable, or the consummation by Seller or the Seller Stockholder of the transactions contemplated hereby or thereby, except as set forth in this Agreement or the schedules or exhibits hereto;

          8.5.7  No Actions Pending.  Except as set forth in this Agreement or
                 ------------------
the schedules hereto, no Action is pending or to the knowledge of such counsel, threatened (i) against Seller or the Assets or the Business, (ii) against any of the officers or directors of Seller as such, (iii) in which Seller is a plaintiff, or (iv) which questions the validity or legality of the transactions contemplated hereby;

          8.5.8  No Violation of Law.  Neither the execution and delivery of
                 -------------------
this Agreement, the Ancillary Agreements or the New Leases, as applicable, nor the consummation of the transactions contemplated hereby or thereby will violate or result in a failure to comply with any statute, law, ordinance, regulation, rule or order of any federal, state or local government or any other governmental department or agency, or any judgment, decree or order of any court, applicable to Seller, the Seller Stockholders, or the Business; and, to the knowledge of such counsel, Seller has all licenses, franchises and other authority required to conduct the Business as it is now being conducted;

          8.5.9  Other Opinions.  Such other opinions, subject to the
                 --------------
limitations set forth above, as any lender to Buyer may reasonably request and Seller's counsel reasonably agrees to render; and the lenders to the Buyer shall be entitled to rely upon the opinion of Seller's counsel.

          In rendering such opinions, such counsel may rely as to factual matters upon certificates and assurances of public officials and officers of Seller. In addition, such opinions may be subject to such additional qualifications and exceptions as are reasonably acceptable to counsel to Buyer. The word "knowledge" shall mean information that, during the course of representation of Seller and Seller Stockholders, has come to the attention of the attorneys involved in such representation. Except as set forth in the opinion, which shall outline typical procedures mutually agreeable to Buyer's and Seller's counsel, Seller's and Seller Stockholders' counsel need not undertake any investigation to determine the existence of documents or facts, and no inferences as to their knowledge shall be drawn from the fact of representation of any party or otherwise. Seller and Seller's Stockholders' counsel shall express no opinion as to any rights or title to the Assets or the accuracy of any description of the Assets.

     8.6  Certificates.  Seller shall furnish Buyer with such certificates of
          ------------
its officers and others to evidence compliance with the conditions set forth in this Article VIII as may be reasonably requested by Buyer.

     8.7  New Leases.  Seller, as lessor, and Buyer as lessee with respect to
          ----------
the Owned Facilities, shall have entered into the new leases with respect to the Facilities in the form attached as Exhibit H hereto and, with respect to the Leased Facilities, Buyer as Lessee shall have entered into the new leases with the owners of such Leased Facilities substantially in the form attached as Exhibit

H hereto, or subleases in form and substance satisfactory to Buyer. Such new leases or subleases are referred to herein as the "New Leases."

    8.8   Employment and Non-Competition Agreements.  Buyer and Warren Youel
          -----------------------------------------
shall have entered into an Employment and Non-Competition Agreement in the form attached as Exhibit D hereto and Dan Evans and Jerry Adams shall have entered into the Noncompetition Agreements in the form attached hereto as Exhibits E and F, respectively.

    8.9   Conveyancing Documents; Release of Encumbrances.  Seller shall have
          -----------------------------------------------
executed and delivered each of documents described in Article III hereof so as to effect the transfer and assignment to Buyer of all right, title and interest in and to the Assets and Seller shall have filed (where necessary) and delivered to Buyer all documents necessary to release the Assets from all Encumbrances, which documents shall be in a form reasonably satisfactory to Buyer's counsel.

    8.10  Material Changes.  Since the Interim Balance Sheet Date, there shall
          ----------------
not have been any Material Adverse Change with respect to the Business or the Assets.

    8.11  Corporate Documents.  Buyer shall have received from Seller
          -------------------
resolutions adopted by its board of directors and shareholders and certified by the Secretary of Seller, approving this Agreement, the Ancillary Agreements and the New Leases to which it will be a party, and the transactions contemplated hereby and thereby. RSC's and Buyer's board of directors shall have approved this Agreement and the transactions and agreements contemplated hereby.

    8.12  Due Diligence Review.  Buyer and its Representatives shall have
          ---------------------
conducted a due diligence review of Seller's Books and Records, Financial Statements, and other records and accounts of the Business, and in the sole discretion of Buyer, Buyer shall be satisfied with such review. Such review shall have no effect whatsoever on the liability of Seller to Buyer under this Agreement or otherwise for breach of any representations, warranties, or covenants of Seller or hereunder. Seller shall have also delivered to Buyer all Schedules to be supplied hereunder at least two (2) business days prior to Closing, which shall be satisfactory to Buyer.

    8.13  Permits.  Buyer shall have obtained or been granted the right to use
          -------
all Permits necessary to its operation of the Business.

    8.14  Completion of Environmental Remediation.  Seller or its agents shall
          ---------------------------------------
have completed any "required remediation" or shall have commenced any plan of remediation approved by Buyer within the meaning of Section 6.3, subject to the procedures set forth in Section 6.3 with respect to the certification of such completion and the resolution of any disputes relating thereto.

    8.15  Financing.  Buyer shall have obtained all lender approvals and
          ---------
financing to pay the cash portion of the Purchase Price.

    8.16  Tax Clearance Certificate.  Seller shall have provided to Buyer with a
          -------------------------
clearance certificate or similar document(s) that may be required by any state taxing authority in order to relieve Buyer of any obligation to withhold any portion of the Purchase Price other than the Holdback.

    8.17  Audit.  Weintraub & Morrison, P.C. shall have completed their audit of
          -----
Seller's financial statements for 1995 and 1996 and shall have issued a qualified opinion for 1995 and an unqualified opinion for 1996.

    8.18  1997 Financial Statements.  Seller shall have delivered to Buyer a
          -------------------------
balance sheet dated December 31, 1997 and an income statement for the year then ended, prepared consistently with the Interim Financial Statements, at least two
(2) business days prior to Closing.

                                   ARTICLE IX

                CONDUCT OF SELLER AND BUYER PENDING THE CLOSING
                -----------------------------------------------

    9.1   Seller Covenants.  Seller and Seller Stockholders hereby covenant and
          ----------------
agree that from the date hereof to the Closing Date:

          9.1.1  Conduct of Business Pending the Closing.  Except as
                 ---------------------------------------
specifically contemplated in this Agreement or as disclosed in any Schedule hereto, the Business of Seller shall be conducted only in, and Seller shall take no action except in, the ordinary course, on an arm's length basis, and in accordance with all applicable laws, rules, and regulations and past custom and practice, including, without limitation, making any loans or any cash payments, or transferring any other assets or properties of Seller to any employee, officer, shareholder, or director of Seller; and Seller shall maintain its Facilities in good operating condition, ordinary wear and tear excepted; and Seller will not, directly or indirectly, do or permit to occur any of the following:

                (i) Cancel or terminate or permit to be canceled or terminated its current insurance (or reinsurance) policies or permit any of the coverage thereunder to lapse, unless simultaneous with such termination, cancellation, or lapse, replacement policies providing coverage equal to or greater than the coverage under the canceled, terminated, or lapsed policies are in full force and effect;

                (ii) Default under any material contract, agreement, commitment, or undertaking;

                (iii) Knowingly violate or fail to comply with any laws applicable to it or the Business;

                (iv) Commit any act or permit the occurrence of any event or the existence of any condition of the type described in Section 4.3 hereof;

               (v) Fail to maintain and repair its assets and properties in accordance with good standards of maintenance and as required in any leases or other agreements pertaining thereto;

               (vi) Except in the ordinary course of business consistent with historical practices enter into or modify any employment, severance, or similar agreements or arrangements with, or grant any bonuses, salary increases, or severance or termination pay to, any officers, directors, employees, or consultants, or adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment, or other benefit plan, trust, fund, or group arrangement for the benefit or welfare of any officers, directors, or employees;

               (vii) Directly or indirectly enter into or modify any contract, agreement, or understanding or enter into any transaction not in the ordinary course of business;

               (viii) Cancel, without full payment, any note, loan, or other obligation owing to Seller relating to the Business except in the ordinary course of business;

               (ix) Acquire (by merger, exchange, consolidation, acquisition of stock or assets, or otherwise) any corporation, partnership, joint venture, or other business organization or division or material assets thereof;

               (x) Issue any additional shares of its capital stock or (except with Buyer's reasonable consent) permit the transfer of any outstanding shares of Capital Stock or declare any dividends or distributions other than in cash;

               (xi) Issue or create any warrants, obligations, subscriptions, options, convertible securities, or other commitments under which any additional or effect any transfer outstanding shares of its capital stock of any class might be directly or indirectly authorized, issued, or transferred from treasury, or incur any indebtedness for borrowed money or issue any debt securities except the borrowing of working capital in the ordinary course of business and consistent with past practice;

               (xii) Pay any obligation or liability, fixed or contingent, except in the ordinary course of business;

               (xiii) Waive or compromise any right or claim (other than as required to resolve any pending or threatened litigation disclosed in the Schedules attached hereto);

               (xiv) Agree to do any of the actions described in the preceding clauses (i) through (xiii).

          9.1.2    Business Relationships. Seller will exercise its best efforts
                   ----------------------
to preserve intact its business organization and goodwill, keep available the services of its officers and employees as a group, and maintain satisfactory relationships with suppliers, distributors, customers, and others having business relationships with it.

          9.1.3    Notification of Certain Matters.  Seller shall (i) confer on
                   -------------------------------
a regular basis with representatives of Buyer and report operational matters and the general status of ongoing operations, (ii) notify Buyer of Any Material Adverse Change in the normal course of its business or in the operation of its properties and of any governmental or third party complaints, investigations, or hearings (or communications indicating that the same may be contemplated); and
(iii) promptly notify Buyer if Seller shall discover that any representation or warranty made by it in this Agreement was when made, or has subsequently become, untrue.

          9.1.4    Transfer of Permits.  Seller will use its best efforts to
                   -------------------
assist Buyer to effect the assignment or other transfer of Permits from Seller to Buyer as of or as soon as practicable after the Closing Date.

          9.1.5    Closing.  Seller shall use its best efforts to cause the
                   -------
conditions specified in Article VIII hereof to be satisfied at or prior to the Closing Date hereof.

          9.1.6    Seller Stockholder Covenants.  Seller Stockholders shall
                   ----------------------------
exercise best efforts to ensure compliance with all covenants applicable to them and shall use responsible best efforts to ensure compliance by Seller of all of its covenants and agreements hereunder.

      9.2 No Negotiations.  Neither Seller nor any Seller Stockholder shall,
          ---------------
directly or indirectly, through any officer, director, agent, or otherwise, solicit, initiate, or encourage submission of any proposal or offer from any person or entity (including any of its or their officers or employees) relating to any liquidation, dissolution, recapitalization, merger, consolidation, or acquisition or purchase of all or a material portion of the assets of, or any equity interest in, Seller or other similar transaction or business combination involving Seller, or participate in any negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist, participate in, facilitate, or encourage, any effort or attempt by any other person or entity to do or seek any of the foregoing. Seller or any Seller Stockholder shall promptly notify Buyer if any such proposal or offer, or any inquiry from or contact with any person with respect thereto, is made and shall promptly provide Buyer with such information regarding such proposal, offer, inquiry, or contact as Buyer may request.

      9.3 Public Announcements.  The parties hereto shall not issue any press
          --------------------
release or public announcement, including announcements by any party for general reception by or dissemination to employees, agents, or customers, with respect to this Agreement and the other transactions contemplated by this Agreement without the prior written consent of the other parties hereto (which consent shall not be withheld unreasonably); provided, however, that Buyer may make any
                                     ------------------
disclosure or announcement of information, it is obligated to make pursuant to applicable law or regulation, including any applicable law or regulation of the New York Stock Exchange or any other national securities exchange, as applicable.

      9.4 Confidentiality.   Each party hereto, and its officers, directors,
          ---------------
agents, and affiliates, will hold in strict confidence, and will not divulge, communicate, use to the detriment of any other party hereto or for the benefit of any other person or persons, or misuse in any way, any financial information or other data obtained in connection with this Agreement, including, without limitation, any confidential information or trade secrets of such other party, personnel information, secret processes, know how, customer lists, formulas, or other technical data; and if the transactions contemplated by this Agreement are not consummated, each party hereto, and its officers, directors, agents, and affiliates, will return to each other party all such data and information, including, without limitation, work sheets, test reports, manuals, lists, memoranda, and other documents prepared by or made available in connection with this transaction (and all copies of same). The parties hereto may disclose such information to their respective attorneys, accountants and other agents so long as they agree to keep such information confidential.

                                   ARTICLE X

                          ACTIONS BY SELLER AND BUYER
                          ---------------------------
                               AFTER THE CLOSING
                               -----------------

      10.1 Books and Records; Payment of Liabilities.
           -----------------------------------------

          10.1.1    Books and Records.  Each party agrees that it will cooperate
                    -----------------
with and make available to the other party, during normal business hours, all Books and Records, information and employees (without substantial disruption of employment) retained and remaining in existence after the Closing which are necessary or useful in connection with any tax inquiry, audit, investigation or dispute, any litigation or investigation related thereto or any other matter requiring any such Books and Records, information or employees for any reasonable business purpose. Buyer shall maintain all Books and Records in its possession for three years following the Closing Date; thereafter Buyer shall return all Books and Records to Seller.

          10.1.2    Cooperation and Records Retention.  Seller and Buyer shall
                    ---------------------------------
(i) each provide the other with such assistance as may reasonably be requested by any of them in connection with the preparation of any return, audit, or other examination by any taxing authority or judicial or administrative proceedings relating to liability for Taxes, (ii) each retain and provide the other with any records or other information that may be relevant to such return, audit or examination, proceeding or determination, and (iii) each provide the other with any final determination of any such audit or examination, proceeding, or determination that affects any amount required to be shown on any tax return of the other for any period. Without limiting the generality of the foregoing, Buyer and Seller shall each retain, until the applicable statutes of limitations (including any extensions) have expired, copies of all tax returns, supporting work schedules, and other records or information that may be relevant to such returns for all tax periods or portions thereof ending on or before the Closing Date and shall not destroy or otherwise dispose of any such records without first providing the other party with a reasonable opportunity to review and copy the same.

          10.1.3    Payment of Liabilities.  Following the Closing Date, Seller
                    ----------------------
shall pay promptly when due all of the debts and liabilities of Seller relating to the Business, other than Assumed Liabilities, including without limitation any accounts payable not assumed by Buyer and any liability of Seller for Taxes; provided, however, this covenant shall not apply to that portion (or all) of any debt that Seller is disputing in good faith and gives prompt notice to Buyer of such dispute.

      10.2 Survival of Representations, Etc.  All statements contained in any
           ---------------------------------
certificate, schedule, exhibit, instrument or conveyance delivered by or on behalf of the parties pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the parties hereunder. The representations, warranties, covenants and agreements of Seller, Seller Stockholders, Buyer and RSC contained herein shall survive the consummation of the transactions contemplated hereby and the Closing Date, without regard to any investigation made by any of the parties hereto. Except as provided in this sentence, all such representations and warranties and all claims and causes of action with respect thereto (other than the provisions of Sections 4.4, 4.17, 4.22 and this Section 10.2, and all claims and causes of action with respect thereto) shall terminate upon expiration of three years after the Closing Date except that the representations and warranties in Section 4.4 shall survive forever. The representations and warranties in Sections 4.17 and 4.22 shall survive until the expiration of the applicable statute of limitations (with extensions) with respect to the matters addressed in such sections. The termination of the representations and warranties provided herein shall not affect the rights of a party in respect of any Claim made by such party in a writing received by the other party prior to the expiration of the applicable survival period provided herein.

      10.3 Indemnifications.
           ----------------

          10.3.1  By Seller and Seller Stockholders.  Regardless of Seller's or
                  ---------------------------------
Seller Stockholders' knowledge of the existence of an Indemnifiable Event (as defined below), whether or not disclosed on any Schedule hereto, Seller and Seller Stockholders shall indemnify, defend, save and hold harmless Buyer, its Affiliates (including RSC) and subsidiaries, and its respective Representatives, from and against any and all Damages incurred in connection with, arising out of, resulting from or incident to (i) any breach of any representation or warranty, or the inaccuracy of any representation or warranty, made by Seller or Seller Stockholders in or pursuant to this Agreement; (ii) any breach of any covenant or agreement made by Seller or Seller Stockholders in or pursuant to this Agreement; (iii) any Excluded Liability and any liability or obligation disclosed on any Schedule hereto (except Assumed Liabilities); (iv) any liability imposed upon Buyer by reason of Buyer's status as transferee of the Business or the Assets; (v) any liability arising under any Environmental Law on account of the conduct of Seller or prior owners or users of the Facilities or other persons, or on account of the operation of the Business or the Facilities, or related to any Environmental Condition existing, in each case on or at any time prior to the Closing Date; (vi) any

Post-Closing Environmental Liability or (vii) any failure to comply with applicable bulk sales or similar laws (collectively, the "Indemnifiable Events"). Without limiting the generality of the foregoing, the indemnification provided herein, insofar as it relates to any Environmental Law or Environmental Condition, shall specifically cover costs incurred in connection with any investigation of site conditions (excepting the cost of the Environmental Assessments) or any clean-up, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision or by the provisions of Section 6.3 hereof. For purposes of this Section 10.3.1, "Post-Closing Environmental Liability" shall mean any liability imposed on Buyer arising out of or related to events occurring on or after the Closing Date and prior to the completion of all required remediation in accordance with Section
6.3 hereof, and resulting from any Environmental Condition described in the Environmental Assessments, including without limitation those Environmental Conditions described therein but not identified as being in violation of any Environmental Law and those related to the absence of any Permits, but excluding any liability to the extent such liability results from the negligent acts or willful misconduct of Buyer or its Representatives. In addition to the obligations set forth in Section 6.3 of this Agreement, and without limiting the generality of the foregoing, Seller and Seller Shareholders shall specifically indemnify Buyer, and shall assume and discharge all Damages arising out of the pre-Closing operation, ownership, presence, use, removal and/or closure of all underground storage tanks ("USTs"), all aboveground storage tanks ("ASTs"), all equipment rental wash areas and associated discharges related to those equipment rental wash areas, and any drywells or water wells, that currently exist, or formerly existed, at the Owned Facilities and the Leased Facilities, or as otherwise described in the AGRA Earth and Environmental Phase I Environmental Site Assessments for Gilbert, Arizona (October 3, 1997), Tucson, Arizona (October 3, 1997), 2224 Northwest Grand Avenue, Phoenix, Arizona (October 6,
1997), the Scott, Allard & Bohannan, Inc. Phase I Environmental Audit, Valley Rentals, 2224 Northwest Grand Avenue, Phoenix, Arizona (August 28, 1991), the Environmental Evaluation Services, Inc. Phase I Environmental Site Assessment, A Vacant Land Parcel Located at the Northeast Corner of 27th Avenue and Lone Cactus Road, Phoenix, Arizona 85038 (January 16, 1996) (hereafter collectively referred to as "Seller Phase I Reports"), or as otherwise described in the various Environmental Risk Management Services' Phase I Environmental Site Assessments including but not limited to: (i) any Release or threatened Release of any Hazardous Substance that occurred or was in existence on the Facilities on or before the closing date; (ii) any offsite disposal, migration or Release of any Hazardous Substance that has resulted or will result in the future as a result of activities that occurred on or before the Closing Date; (iii) any reporting obligations or further investigations required pursuant to Environmental Laws; and (iv) any removal, remediation or other activities taken or required pursuant to Environmental Laws or by federal, state and local governing entities, with respect to the soil, surface water or groundwater.

          10.3.2    By Buyer.  Buyer shall indemnify and save and hold harmless
                    --------
Seller, its Affiliates and its Representatives from and against any and all Damages incurred in connection with, arising out of, resulting from or incident to (i) any breach of any representation or warranty, or the inaccuracy of any representation or warranty, made by Buyer in or pursuant to this Agreement; (ii) any breach of any covenant or agreement made by Buyer in or pursuant to this Agreement; or (iii) any Assumed Liability insofar as a default of such Assumed Liability arises from and after the Closing.

          10.3.3    Cooperation.  In connection with third party lawsuits or
                    -----------
actions, the indemnified party shall cooperate in all reasonable respects with the indemnifying party and its attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the indemnified party may, at its own cost (except as provided in Section
10.3.4 hereof), participate in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. The parties shall cooperate with each other in any notifications to insurers.

          10.3.4    Defense of Claims.  If a claim for Damages (a "Claim") is
                    -----------------
to be made by a party entitled to indemnification hereunder against the indemnifying party, the party claiming such indemnification shall, subject to
Section 10.2, give written notice (a "Claim Notice") to the indemnifying party and the Escrow Agent pursuant to the Escrow Agreement as soon as practicable after the party entitled to indemnification becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought under this Section 10.3. The Claim Notice shall include the amounts Buyer believes in good faith are subject to indemnification (of which it shall notify Escrow Agent) and a brief basis of the claim. Buyer may revise its estimate of any claim by notice to Seller and Escrow Agent. If any lawsuit or enforcement action is filed against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event within fifteen (15) calendar days after the service of the citation or summons). The failure of any indemnified party to give timely notice hereunder shall not affect rights to indemnification hereunder, except to the extent that the indemnifying party demonstrates actual damage caused by such failure. After such notice, if the indemnifying party shall acknowledge in writing to the indemnified party that the indemnifying party shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit or action, then the indemnifying party shall be entitled, if it so elects, (i) to take control of the defense and investigation of such lawsuit or action, (ii) to employ and engage attorneys of its own choice (which shall be reasonably acceptable to the indemnified party) to handle and defend the same, at the indemnifying party's cost, risk and expense unless the named parties to such action or proceeding include both the indemnifying party and the indemnified party and the indemnified party has been advised in writing by counsel that there may be one or more legal defenses available to such indemnified party that are different from or additional to those available to the indemnifying party, in which case the indemnified party shall be able to retain its own counsel at the reasonable expense of the indemnifying party), and
(iii) to compromise or settle such claim, which compromise or settlement shall be made only with the written consent of the indemnified party, such consent not to be unreasonably withheld; provided, however, if the remediation or resolution of any such Claim will occur on or at any Facility or is reasonably expected to have a Material Adverse Effect on the indemnified party's business operations, then, notwithstanding the foregoing, the indemnified party shall be entitled to control such remediation or resolution, including without limitation to take control of the defense and investigation of such lawsuit or action, to employ and engage attorneys of its own choice to handle and defend the same, at the indemnifying party's cost, risk and expense, and to compromise or settle such Claim. If the indemnifying party fails to assume the defense of such Claim within fifteen (15) calendar days after receipt of the Claim Notice, the indemnified party against which such Claim has been asserted will (upon delivering notice to such effect to the indemnifying party) have the right to undertake, at the indemnifying party's cost and expense, the defense, compromise or settlement of such Claim on behalf of and for the account and risk of the indemnifying party. In the event the indemnified party assumes the defense of the Claim, the indemnified party will keep the indemnifying party reasonably informed of the progress of any such defense, compromise or settlement. The indemnifying party shall be liable for any settlement of any action effected pursuant to and in accordance with this Section 10.3 and for any final judgment (subject to any right of appeal), and the indemnifying party agrees to indemnify and hold harmless an indemnified party from and against any Damages by reason of such settlement or judgment.

          10.3.5    Buyer's Right of Offset.  Anything in this Agreement to the
                    -----------------------
contrary notwithstanding, Buyer may withhold and set off any amount as to which Seller is obligated to indemnify Buyer pursuant to this Section 10.3 against the portion of the Holdback Amount allocable to the resolution of Seller's indemnification obligations under this Section 10.3.

          10.3.6    Limits on Indemnity.
                    -------------------

          (i) Neither Buyer nor Seller shall be liable to the other under this
Section 10.3 for any Damages until the amount otherwise due the party being indemnified exceeds $50,000 in the aggregate, in which case such indemnifying party will be liable to the indemnified party for all such amounts, including the first $50,000. Notwithstanding the preceding sentence, this limitation shall not apply with respect to Damages arising out of a breach of a representation or warranty contained in Sections 4.4, 4.17 or 4.22 or the covenants contained in Section 10.1.3. Buyer shall give Seller prompt notice of any Damages that might apply toward the first $50,000.

          (ii) Notwithstanding any other provision of this Agreement to the contrary, except as set forth below, the parties agree that the indemnification obligation of the Seller and the Seller Stockholders shall be limited as follows: from the Closing Date and for the one year period following the Closing, the indemnification obligations of Seller and Seller Stockholders shall be Seven Million Dollars; thereafter the indemnification obligation of Seller and Seller Stockholders shall be Five Million Dollars; provided however if Buyer does not lease one or more of the Owned Facilities from Seller or an Affiliate of Seller, the indemnification obligation shall be reduced by the number of Owned Facilities not leased by Seller over the number of Owned Facilities. For example, ten years after the Closing Date, if Buyer notifies Seller or an Affiliate of Seller that Buyer is not renewing a lease for one of the four Owned Facilities, Seller and Seller Stockholders indemnification obligation shall be reduced by twenty five percent of $5,000,000 (or $1,250,000) for a reduced indemnification obligation of $3,750,000. The indemnification limitation set forth in this Section 10.3.6 shall not apply to (w) Excluded Liabilities, including matters relating to Taxes, (x) any breach of Section 4.17 (related to Taxes), (y) fraud or intentional misrepresentation, in each case for which there shall be no limitation as to Seller's and Seller Stockholders' indemnification obligation, or (z) the purchase price adjustments of Section 2.5.1, 2.5.2, 2.5.3 and 2.5.4, which are separate matters.

The indemnification obligations of Seller and Seller Stockholders under this Agreement shall expire no later than twenty (20) years after the Closing Date. The indemnification limits set forth in this Section 10.3.6 are not intended to restrict the provisions regarding the release of the Holdback Amount set forth in Section 2.4.2.

          10.3.7    Liability and Remedies, etc.  Except as set forth below, no
                    ----------------------------
individual Representative of any party shall be personally liable for any Damages under the provisions contained in this Section 10.3. Nothing herein shall relieve either party of any liability to make any payment expressly required to be made by such party pursuant to this Agreement. The term "Damages" as used in this Section 10.3 is not limited to matters asserted by third parties against Seller or Buyer, but includes Damages incurred or sustained by Seller or Buyer in the absence of third party claims. Payments by Buyer of amounts for which Buyer is indemnified hereunder, and payments by Seller of amounts for which Seller is indemnified, shall not be a condition precedent to recovery. Seller's obligation to indemnify Buyer, and Buyer's obligation to indemnify Seller, shall not limit any other rights, including without limitation rights of contribution which either party may have under statute or common law. Buyer and Seller agree and acknowledge that offset against the Holdback Amount shall not be Buyer's exclusive method of receiving indemnification from Seller pursuant to Section 10.3; rather, Buyer will have all other remedies provided by law or in this Agreement. The Seller Stockholders shall be jointly and severally liable with Seller with respect to all indemnification obligations of Seller under this Section 10.3.

      10.4 Payment of Holdback Amount.
           --------------------------

          Pursuant to the terms of the Escrow Agreement, on the first anniversary of the Closing Date, $3,000,000 of the General Holdback shall be remitted to Seller by Escrow Agent less any amounts allocable to the resolution of outstanding Claims pursuant to Seller's indemnification obligations under
Section 10.3; on the second anniversary of the Closing Date, $1,000,000 of the General Holdback shall be remitted to Seller by Escrow Agent less any amounts allocable to the resolution of outstanding Claims pursuant to Seller's indemnification obligations under Section 10.3; and on the third anniversary of the Closing Date, the remaining portion of the General Holdback shall be remitted to Seller by Escrow Agent less any amounts allocable to the resolution of outstanding Claims pursuant to Seller's indemnification obligations under
Section 10.3. Pursuant to the terms of the Escrow Agreement, the General Holdback shall be invested by the Escrow Agent in one (1) year U.S. government securities and Seller shall be entitled to and shall receive all interest earned on the General Holdback (except in respect of any amounts returned to Buyer).

      10.5 Taxes.  Subject to Section 2.7, Seller shall pay, or cause to be
           -----
paid, when due all Taxes for which Seller is or may be liable or that are or may become payable with respect to all taxable periods ending on or prior to the Closing Date.

      10.6 Further Action.  After the Closing, Seller shall take all actions
           --------------
reasonably necessary to effect the conveyance of the Assets to Buyer free and clear of all Encumbrances and otherwise required by Buyer's lenders.

                                  ARTICLE XI

                                 MISCELLANEOUS
                                 -------------

      11.1 Termination.
           -----------

          11.1.1    Termination.  This Agreement may be terminated at any time
                    -----------
prior to Closing:

                 11.1.1.1 By mutual written consent of Buyer and Seller;

                 11.1.1.2 By Buyer or Seller if the Closing shall not have occurred on or before February 28, 1998;

                 11.1.1.3 By Buyer if there is a material breach of any representation or warranty set forth in Article IV hereof or any covenant or agreement to be complied with or performed by Seller pursuant to the terms of this Agreement or the failure of a condition set forth in Article VIII to be satisfied (and such condition is not waived in writing by Buyer) on or prior to the Closing Date, or the occurrence of any event which results or would result in the failure of a condition set forth in Article VIII to be satisfied on or prior to the Closing Date, provided that Buyer may not terminate this Agreement prior to the Closing if Seller has not had notice and an opportunity to cure such failure within thirty days of such notice; or

                 11.1.1.4 By Seller if there is a material breach of any representation or warranty set forth in Article V hereof or of any covenant or agreement to be complied with or performed by Buyer pursuant to the terms of this Agreement or the failure of a condition set forth in Article VII to be satisfied (and such condition is not waived in writing by Seller) on or prior to the Closing Date, or the occurrence of any event which results or would result in the failure of a condition set forth in Article VII to be satisfied on or prior to the Closing Date; provided that Seller may not terminate this Agreement prior to the Closing Date if Buyer has not had notice and an opportunity to cure such failure within thirty days of such notice.

          11.1.2    In the Event of Termination.  In the event of termination of
                    ---------------------------
this Agreement:

                 11.1.2.1 Each party will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same; and

                 11.1.2.2 No party hereto shall have any liability or further obligation to any other party to this Agreement, except as stated in Sections 11.7, 11.1.2.1 or this Section 11.1.2.2, and except for any willful breach of this Agreement occurring prior to the proper termination of this Agreement. The foregoing provisions shall not limit or restrict the availability

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

of specific performance or other injunctive relief to the extent that specific performance or such other relief would otherwise be available to a party hereunder.

      11.2 Assignment.  Neither this Agreement nor any of the rights or
           ----------
obligations hereunder may be assigned by any party without the prior written consent of the other parties; except that Buyer may, without such consent, assign all such rights to any lender as collateral security and assign all such rights and obligations to a wholly-owned subsidiary (or a partnership controlled by Buyer) or subsidiaries of Buyer or to a successor in interest to Buyer which shall assume all obligations and liabilities of Buyer under this Agreement. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and (except as contemplated by Article X) no other person shall have any right, benefit or obligation under this Agreement as a third party beneficiary or otherwise.

      11.3 Notices.  All notices, requests, demands and other communications
           -------
which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and
                                                  ----
upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

         If to Seller or the Seller Stockholders, addressed to:

                 JDW Enterprises, Inc.
                 9735 E. Cortez
                 Scottsdale, Arizona 85260

          with a copy to:

                 James R. Hienton, Esq.
                 Ridenour, Swenson, Cleere & Evans, P.C.
                 40 North Central Avenue, Suite 1400
                 Phoenix, Arizona 85004-2397

         If to Buyer or RSC, addressed to:

                 RSC Center, Inc.
                 c/o Rental Service Corporation
                 14505 North Hayden Road, Suite 322
                 Scottsdale, Arizona 85260
     with a copy to:

                 Steven D. Pidgeon, Esq.
                 Maria Nutile, Esq.
                 Snell & Wilmer
                 One Arizona Center
                 Phoenix, Arizona 85004-0001

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

      11.4 Choice of Law.  This Agreement shall be construed, interpreted and
           -------------
the rights of the parties determined in accordance with the laws of the State of Arizona (without reference to the choice of law provisions thereof), except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

      11.5 Entire Agreement; Amendments and Waivers.  This Agreement, together
           ----------------------------------------
with all exhibits and schedules hereto constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

      11.6 Multiple Counterparts.  This Agreement may be executed in one or more
           ---------------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      11.7 Expenses.  Except as otherwise specified in this Agreement, each
           --------
party hereto shall pay its own legal, accounting, out-of-pocket and other expenses incident to this Agreement and to any action taken by such party in preparation for carrying this Agreement into effect.

      11.8 Invalidity.  In the event that any one or more of the provisions
          ----------
contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

      11.9 Titles.  The titles, captions or headings of the Articles, Sections
           ------
and subsections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

      11.10 Cumulative Remedies.  All rights and remedies of either party hereto
            -------------------
are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

      11.11 Consent of Seller Stockholders.  In accordance with the applicable
            ------------------------------
laws of Arizona ("Arizona Law"), each Seller Stockholder by executing this Agreement waives the notice of the meeting and the right to receive any materials otherwise required to be furnished at a meeting pursuant to Arizona Law and consents to the transfer of the Assets to Buyer and the execution of this Agreement pursuant to Arizona Law. Each Seller Stockholder additionally agrees to execute and deliver such separate certificates or instruments as may be requested by Seller or Buyer to give effect to the waivers and consents given herein.

      11.12 Arbitration.  Any controversy arising after the Closing out of or
            -----------
relating to this Agreement (including, without limitation, pursuant to Section
2.5 or 10.3, but excluding for purposes of this Section 11.12 unless otherwise provided, the Ancillary Agreements), or relating to the breach hereof, shall be settled by arbitration conducted in Phoenix, Arizona in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect (except as otherwise expressly provided in this Agreement). The award rendered by the arbitrator(s) shall be final and judgment upon the award rendered by the arbitrator(s) may be entered upon it in any court having jurisdiction thereof. The arbitrator(s) shall possess the powers to issue mandatory orders and restraining orders in connection with such arbitration. The expenses of the arbitration shall be borne by the losing party unless otherwise allocated by the arbitrator(s). The agreement to arbitrate shall be specifically enforceable under the prevailing arbitration law. During the continuance of any arbitration proceedings, the parties shall continue to perform their respective obligations under this Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, all as of the day and year first above written.

                              RENTAL SERVICE CORPORATION
                              for limited purpose as set forth herein


                              By: /s/ Robert M. Wilson
                              ----------------------------------------------
                              Name: Robert M. Wilson
                              Its: Senior Vice President

                              RSC CENTER, INC.


                              By: /s/ Robert M. Wilson
                              ----------------------------------------------
                              Name: Robert M. Wilson
                              Its: Senior Vice President

                              JDW ENTERPRISES, INC.

                              By: /s/ Jerald Adams
                              ----------------------------------------------
                              Name: Jerald Adams
                              ----------------------------------------------
                              Its: President
                              ----------------------------------------------
                              Federal Tax ID#: 86-0627608
                              ----------------------------------------------

                              SELLER STOCKHOLDERS:


                              /s/ Jerald Adams
                              ----------------------------------------------
                              Jerald Adams

                              /s/ Elfriede Adams
                              ----------------------------------------------
                              Elfriede Adams

                              /s/ Warren Youel
                              ----------------------------------------------
                              Warren Youel

                              /s/ Linda Youel
                              ----------------------------------------------
                              Linda Youel

                              /s/ Dan Evans
                              ----------------------------------------------
                              Dan Evans

                              /s/ Mary Evans
                              ----------------------------------------------
                              Mary Evans